As filed with the Securities and Exchange Commission on June 30, 2000
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               ENDOVASC LTD., INC.
        (Exact name of small business Issuer as specified in its charter)


               Nevada                                  76-0512500                                 2836
   (State or other jurisdiction of      (I.R.S. Employer Identification Number)       (Primary Standard Industrial
   incorporation or organization)                                                      Classification Code Number)

                                15001 Walden Road
                                    Suite 108
                             Montgomery, Texas 77356
                                 (936) 448-2222
          (Address and telephone number of principal executive offices)

                              Mr. David P. Summers
                                15001 Walden Road
                                    Suite 108
                             Montgomery, Texas 77356
                                 (936) 448-2222
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:

                             Gregory Sichenzia, Esq.
                              Leonardo Caruso, Esq.
                         Sichenzia, Ross & Friedman, LLP
                              135 West 50th Street
                            New York, New York 10022
                          Telephone No.: (212) 664-1200
                          Facsimile No.: (212) 664-7329

                Approximate date of proposed sale to the public:
    From time to time after the effective date of this Registration Statement in light of market conditions and other factors.


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. []

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. []

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. []

                         CALCULATION OF REGISTRATION FEE

                                                                       Proposed           Proposed
                                                                        Maximum            Maximum
           Title of Each                                               Offering           Aggregate          Amount of
         Class of Securities                      Amount to be         Price Per          Offering         Registration
          to be Registered                         Registered            Share              Price               Fee

         Common Stock, .001 par value               5,550,300          2.00 (1)          11,100,600           $2,931

-----------------
1. Based upon bid price of the common stock on June 29, 2000.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                               ENDOVASC LTD., INC.
                              Cross Reference Sheet


                   Form SB-2 Item Number and Caption                                               Captions In Prospectus

 1.      Front of Registration Statement and Outside Front Cover of Prospectus                     Cover Page

 2.      Inside Front and Outside Back Cover Pages of Prospectus                                   Cover Page, Inside Cover Page,
                                                                                                   Outside Back Page

 3.      Summary Information and Risk Factors                                                      Prospectus Summary, Risk Factors

 4.      Use of Proceeds                                                                           Use of Proceeds

 5.      Determination of Offering Price                                                           Cover Page, Risk Factors

 6.      Dilution                                                                                  Not Applicable

 7.      Selling Securityholders                                                                   Selling Securityholders, Plan
                                                                                                   of  Distribution

 8.      Plan of Distribution                                                                      Prospectus Summary, Selling
                                                                                                   Securityholders

 9.      Legal Proceedings                                                                         Business

10.      Directors, Executive Officers, Promoters and Control Persons                              Management, Principal
                                                                                                   Stockholders

11.      Security Ownership of Certain Beneficial Owners and Management                            Principal Stockholders

12.      Description of Securities                                                                 Description of Securities

13.      Interest of Named Experts and Counsel                                                     Legal Matters

14.      Disclosure of Commission Position on Indemnification for Securities Act Liabilities
                                                                                                   Management

15.      Organization Within Last Five Years                                                       Not Applicable

16.      Description of Business                                                                   Prospectus Summary, Business

17.      Management's Discussion and Analysis or Plan of Operation                                 Management's Discussion and
                                                                                                   Analysis of
                                                                                                   Financial
                                                                                                   Condition and Results
                                                                                                   of Operations

18.      Description of Property                                                                   Business

19.      Certain Relationships and Related Transactions                                            Certain Transactions

20.      Market for Common Equity and Related Shareholder Matters                                  Front Cover Page, Description of
                                                                                                   Securities

21.      Executive Compensation                                                                    Management

22.      Financial Statements                                                                      Financial Statements

23.      Changes in and Disagreements with Accounts on Accounting and Financial Disclosure         Not Applicable

                   SUBJECT TO COMPLETION, DATED JUNE 30, 2000


                              ENDOVASC, LTD., INC.


                        5,550,300 shares of common stock

Endovasc, Ltd., Inc.:             Our principal executive offices are located at
                                  Endovasc, Ltd., Inc., 15001 Walden Road, Suite
                                  108, Montgomery, Texas 77356 and our telephone
                                  number is (936) 448-2222.

                                  Over the Counter Electronic Bulletin Board Market Symbol: ENDV


The Offering:                     All of  the shares of common stock being sold
                                  are offered by selling   stockholders. We will
                                  not  receive any proceeds from the sale of the
                                  shares by the selling stockholders.

                                  A total of 5,550,300 shares of our common stock are being offered.

                                  The selling  stockholders  may sell all or any
                                  portion of the shares in this  offering in one
                                  or more  transactions by a variety of methods,
                                  including   through   the  Over  The   Counter
                                  Bulletin Board or in negotiated  transactions.
                                  The selling  stockholders  will  determine the
                                  selling  price  of  the  shares.  The  selling
                                  stockholders  will  also  pay  any  broker  or
                                  dealer  commission,  fee or other compensation
                                  or underwriter discount.


     YOUR INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. BEFORE INVESTING IN OUR COMMON STOCK, YOU SHOULD CONSIDER CAREFULLY THE RISKS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE NINE.
                               ------------------

     Neither the Securities and Exchange Commission nor any state Securities Commission has approved or disapproved of these securities or Determined IF this prospectus is complete or accurate. Any representation to the contrary is a criminal offense.


















                  The date of this Prospectus is June __, 2000

                               PROSPECTUS SUMMARY
                               Endovasc Ltd., Inc.


                                  The Offering

         This prospectus relates to the possible sale of up to 5,550,300 shares of common stock, including 4,285,717 shares of common stock underlying Series A convertible preferred stock, 395,583 shares of common stock underlying common stock purchases of Endovasc Ltd., Inc., and 869,000 shares of common stock held by selling stockholders of Endovasc Ltd., Inc. The selling stockholders may sell all or any portion of the shares in this offering from time to time in one or more transactions by a variety of methods, including through the Over the Counter Electronic Bulletin Board or in negotiated private transactions. The selling stockholders will determine the selling price of their shares.


The Company.....................       We    develop,   market    and    license
                                       biopharmaceutical  products, particularly
                                       liposomal drug delivery methods, for  the
                                       human   healthcare  industry.  We develop
                                       microscopic  cell-like  spheres, known as
                                       liposomes, to entrap  and  protect  drugs
                                       from  degradation in the blood stream and
                                       can  deliver  drugs  to  their   intended
                                       target  for   controlled   and  efficient
                                       administration.

                                       Our  current   product   development   is
                                       focused    on    two    technologies    -
                                       Liprostin(TM)   and   Nicotine   Receptor
                                       Agonist.  Our  Liprostin  technology is a
                                       Prostaglandin  E-1 delivery  system to be
                                       used in lung and  heart  related  medical
                                       applications.   Our   Nicotine   Receptor
                                       Agonist technology promotes growth of new
                                       blood vessels and is being  developed for
                                       use in various  biological  applications.
                                       As our  products  are in the  process  of
                                       clinical   testing   and  have  not  been
                                       approved for general  sales,  we have not
                                       generated    any    revenues   and   have
                                       historically  operated  with  significant
                                       losses. We intend to develop an expansive
                                       line  of  products  based  on  these  two
                                       products  for  use  in  diverse   medical
                                       treatment applications.

Shares Outstanding...................  We are authorized to  issue   100,000,000
                                       shares  of  common  stock  and 20,000,000
                                       shares of preferred stock, which  may  be
                                       issued in one or more series. As  of  May
                                       31, 2000, there were 12,736,675 shares of
                                       common  stock   and   15,000   shares  of
                                       preferred stock issued and outstanding.

Use of Proceeds....................... We will not receive any proceeds from the sale  of  the common stock offered by the
                                       prospectus.

Trading Symbol.....................    Our  common  stock  trades  on the Nasdaq
                                       Over  the  Counter  Electronic   Bulletin
                                       Board under the symbol ENDV.

Forward-Looking                        This  prospectus contains forward-looking
Statements..........................   statements   that  address,  among  other
                                       things,  our  expansion  and  acquisition
                                       strategy,  business  development,  use of
                                       proceeds, projected capital expenditures,
                                       liquidity,   and   our   development   of
                                       additional    revenue    sources.     The
                                       forward-looking  statements  are based on
                                       our current  expectations and are subject
                                       to risks,  uncertainties and assumptions.
                                       We base these forward-looking  statements
                                       on information currently available to us,
                                       and we  assume  no  obligation  to update
                                       them.   Our  actual  results  may  differ
                                       materially  from the results  anticipated
                                       in these forward-looking  statements, due
                                       to various factors.

                             SUMMARY FINANCIAL DATA


The following table contains historical operating data of Endovasc Ltd., Inc. for the two fiscal years ended June 30, 1999 and 1998, which is derived from the audited financial statements; and for the nine months ended March 31, 2000 and 1999, which is derived from the unaudited financial statements.

                                            Nine Months Ended      Year Ended
                                                March 31,            June 30,
                                                  2000                 1999            1999                1998
                                         --------------------------------------------------------------------------
                                               (Unaudited)          (Audited)

STATEMENT OF OPERATIONS DATA

  Revenues                               $    24,283          $     5,000           $    5,000          $      -
  Net loss                                (1,786,203)            (366,249)            (796,543)          (1,032,834)
  Basic and dilutive net
    loss per share                             (0.16)               (0.05)               (0.11)               (0.15)


BALANCE SHEET DATA

  Total assets                           $   211,518          $    59,782           $  137,455          $    43,285
  Working capital deficit                   (313,419)            (645,790)            (461,280)            (533,247)
  Total liabilities                          539,337            1,154,187              797,270              636,084
  Stockholders' equity
    (deficit)                               (327,819)          (1,094,405)            (659,815)            (592,799)

                                 CAPITALIZATION


The following table states our capitalization as of March 31, 2000. This table should be read together with our financial statements included elsewhere in this prospectus.

  Debt-notes payable                                                                          $   115,646
                                                                                              -----------
  Stockholders' deficit:
    Common stock, par value $0.001 per share;
      100,000,000 shares authorized; 13,864,335
      shares issued and 11,129,335 shares outstanding                                              13,864
    Additional paid-in capital                                                                  4,238,168
    Accumulated deficit                                                                        (4,562,940)
    Treasury stock                                                                                (16,911)
                                                                                              -----------

Total stockholders' deficit                                                                      (327,819)
                                                                                              -----------

Total capitalization                                                                          $  (212,173)
                                                                                              ===========

                                  RISK FACTORS

         Prospective investors should carefully consider the following factors, in addition to the other information contained in this prospectus, in connection with investments in the securities offered hereby. This prospectus contains certain forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this prospectus. An investment in the securities offered hereby involves a high degree of risk.

         Limited Operating History. Due to the absence of an established operating history, there is material uncertainty concerning our ability to operate successfully. We are subject to all risks inherent in a developing business enterprise. A limited operating history makes it difficult to evaluate the products we are developing, as well as regulatory approval, commercial viability, and market acceptance of our products. The likelihood of our success must be considered in light of the problems, expenses and difficulties frequently encountered by a new business in general and those specific to the biopharmaceutical sector.

         Net Operating Losses. For our fiscal year ended June 30, 1999 and quarter ended March 31, 2000, we incurred net losses of $796,543 and $883,014, respectively. As our products are in the process of clinical testing and have not been approved for general sales, we have not generated any revenues and have historically operated with significant losses. We expect operating losses to continue indefinitely, due to research expenses, preclinical and clinical programs, marketing expenses and other activities related to obtaining approval and achieving commercialization of our products. It is possible that our revenues may never exceed expenses. If operating losses continue beyond the short term, our operations will be in jeopardy.

         Need for Additional Financing. We may not have sufficient capital resources to develop and implement our business plan. Therefore, our ultimate success may depend upon our ability to raise additional capital. We have not investigated the current availability, sources or terms of acquiring additional capital, and the Board of Directors will not in all likelihood do so until it has determined a need for such additional capital. If additional capital is needed, there is no assurance that such capital will be available from any source or, if available, made or proposed on terms which are acceptable to us. If such capital is not available, it will be necessary for us to limit our operations to those that can be financed with existing financial resources.

         Limited Trading of the Our Common Stock; Possible Volatility of Stock Prices. Our common stock trades publicly on the OTC Bulletin Board. There can be no assurances that a regular trading market for the common stock will develop, and if it develops, whether it can be sustained. By its very nature, trading on the OTC Bulletin Board provides only limited market liquidity. The trading market for the shares may be adversely affected by the subsequent influx into the market of shares offered pursuant to this prospectus. Although it is impossible to predict market influences and prospective values for securities, it is possible that, in and of itself, the substantial increase in the number of shares available for public sale could have a depressive effect on the market. Until a trading market develops, if at all, the market price for our common stock is likely to be volatile, and factors such as success or lack thereof in accomplishing our business objectives may have a significant effect. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capitalization companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of our common stock.

         Possible Limitations upon Trading Activities; Restrictions Imposed upon Broker-Dealers Effecting Transactions in Certain Securities. The Securities and Exchange Commission has adopted regulations imposing limitations upon the manner in which certain low priced securities (referred to as a "penny stock") are publicly traded. Under these regulations, a penny stock is defined as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on the Nasdaq National Market System or SmallCap Market and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000 if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith. Also, under these regulations, certain broker/dealers who recommend such securities to persons other than established customers and certain accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale.

         Our common stock presently constitutes a "penny stock," accordingly, trading activities for our common stock will be made more difficult for broker-dealers than in the case of securities not defined as "penny stocks." This may have the result of depressing the market for our securities and an investor may find it difficult to dispose of such securities.

         Absence of Dividends. We have not paid or declared any cash dividends with respect to the common stock, and we do not intend to declare any cash dividends to holders of the common stock in the foreseeable future. The payment of future dividends, if any, to holders of the common stock is within the discretion of the Board of Directors and will depend on our earnings, capital requirements, financial condition, and other relevant factors. There can be no assurance that any dividends will ever be paid to holders of common stock. There are certain circumstances under which our credit facility may prohibit the payment of dividends.

         Indemnification of Directors and Officers. Our certificate of incorporation and bylaws reflect the adoption of the provisions of Section
102(b)(7) of the Delaware General Corporation Law, which eliminates or limits the personal liability of a Director to us or our stockholders for monetary damages for breach of fiduciary duty under certain circumstances. If the Delaware law is amended to authorize corporate action further eliminating or limiting personal liability of Directors, the certificate of incorporation provides that the liability of our Directors shall be eliminated or limited to the fullest extent permitted by the Delaware law. Our certificate of incorporation and bylaws also provide that we shall indemnify any person, who was or is a party to a proceeding by reason of the fact that he is or was a Director, officer, employee or agent of ours, or is or was serving at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with a proceeding if he acted in good faith and in a manner he reasonably believed to be or not opposed to our best interests, in accordance with, and to the full extent permitted by the Delaware law. The determination of whether indemnification is proper under the circumstances, unless made by the court, shall be determined by our Board of Directors.

         Control by Existing Shareholders; Anti-Takeover Effects. Our executive officers, directors and other principal shareholders, in the aggregate, beneficially own approximately 38% of our outstanding shares of common stock. The voting power of these shareholders, under certain circumstances, could have the effect of delaying or preventing a change in control of us. Further, the holders of our shares of common stock are not entitled to accumulate their votes. Accordingly, the holders of a majority of the shares of common stock present at a meeting of shareholders will be able to elect all of our Directors and the minority shareholders will not be able to elect a representative to our Board of Directors.

         Competition. The markets in which we operate are highly competitive. The drugs we are developing compete with existing and new drugs. Many companies, including established pharmaceutical and chemical companies, and university-related entities both in the United States and abroad are developing products based on improved drug delivery technologies, including liposome and lipid-based research and product development. Many of our competitors have greater financial resources, longer operating histories, greater technical capabilities, and greater name recognition than we do. In addition, most such companies have had significantly greater experience than we have in preclinical and clinical product development and in obtaining regulatory approval to manufacture and market pharmaceutical products. Our failure to compete effectively would have a material adverse effect on our business, operating results, and financial condition.

         No Assurance of Regulatory Approval. Our products are subject to rigorous preclinical and clinical testing and approval by the FDA and by comparable agencies in other countries and, to a lesser extent, by state regulatory authorities prior to marketing. The process of conducting clinical trials and obtaining regulatory approval for a product typically takes a number of years and involves significant expenditures. Following the grant of any regulatory approval for a product, we remain subject to continuing review from the applicable regulatory body. Later discovery of previously unknown problems may result in restrictions on a product's future use or withdrawal of the product from the market.

         No Assurance of Market Acceptance of Developing Technology. Our future success and competitive position depends upon the acceptance of our products in development. While liposome and lipid-based products have been approved for sale in certain European countries, no liposome or lipid-based therapeutic products are commercially available in the United States. Our products must undergo extensive clinical testing, government agency review, and commercial development prior to their release in the United States. Unanticipated side effects or unfavorable publicity surrounding any product utilizing liposome or lipid-based
        technologies  may adversely  effect on our ability to obtain  physician, patient or third-party payer acceptance and sales of our products. There can be no assurance as to our ability or the length of time required to achieve commercialization of the Company's products or that physicians, patients or third-party payers will accept our products as readily as traditional forms of medication or at all.

         Dependence on Key Personnel; Need for Additional Personnel. Our future success depends on the continuing services of Dr. David Summers, our Chief Executive Officer. The loss of Dr. Summers could have a material adverse effect on our business or operations. Moreover, as we grow, our success will depend largely upon our ability to attract and retain qualified scientific, engineering, manufacturing, sales, marketing and management personnel. We believe that the market for qualified personnel in our industry is highly competitive. There is no assurance that we will be successful in attracting and retaining key personnel with the skills and expertise necessary to manage our business.

         Dependence on Additional Facilities, Manufacturing and Marketing Personnel. Our current facilities and staff are inadequate for the large-scale production and marketing of our products under development. In addition, we have limited experience in clinical development of therapeutic products, lack the financial resources to commercialize and sell our products and have limited experience in marketing products. There can be no assurance that we will be successful in conducting additional clinical development or in manufacturing and marketing our products.

         Dependence on Third-Party Distributors and Agents. In the event that we commence commercial distribution of our products, a majority of our sales may be affected through third-party distributors or agents. There can be no assurance that we will be able to reach agreements with such third-party distributors and agents, or that such agreements will be available on terms acceptable to us. Our potential dependence on such distributors or agents may cause significant fluctuations in product revenues due to their success in selling our product. There can be no assurance that these or other factors could not lead to substantial fluctuations in our product revenues from period to period.

         Dependence on Third-Party Manufacturers. In the event that we commence commercial distribution of our products, we may be dependent upon contract manufacturers for large-scale production of our products. There can be no assurance that we will be able to locate manufacturers that will meet governmental regulatory standards for the manufacture of our products. Similarly, there can be no assurance that we will be able to reach agreements with such third-party manufacturers, or that such agreements will be available on terms acceptable to us.

         Dependence on Raw Materials. While we have agreements in place to obtain adequate supplies of our key raw materials, the number of qualified suppliers of these materials is limited. There can be no assurance that we will be able to obtain adequate supplies of our key raw materials from our current suppliers or alternative sources. Our inability to obtain adequate supplies of our key raw materials may adversely affect our operations.

         Risks Associated with Intellectual Property. Our future success and competitive position depends in part upon our ability to obtain and maintain certain proprietary technology used in our principal products, and we rely in part on patent, trade secret, trademark and copyright law to protect that technology. While we have made efforts to protect this technology under United States intellectual property law, there can be no assurance that any of the patent applications we have filed will not be invalidated, circumvented, challenged or licensed to others, that the rights granted thereunder will provide competitive advantages to us or that any of our pending or future patent applications will be issued with the scope of the claims sought by us, if at all. Furthermore, there can be no assurance that others will not develop technologies that are similar or superior to our technology, duplicate our technology or design around the patents owned or licensed by us. In addition, effective patent, trademark, copyright and trade secret protection may be unavailable, limited or not applied for in certain foreign countries. There can be no assurance that steps taken by us to protect our technology will prevent misappropriation of such technology.

         The biopharmaceutical industry is characterized by vigorous protection and pursuit of intellectual property rights or positions, which have resulted in significant and often protracted and expensive litigation. There is no intellectual property litigation currently pending against us; however, we may from time to time be notified of claims that we may be infringing patents or other intellectual property rights owned by other third parties. If it is necessary or desirable, we may seek licenses under such patents or intellectual property rights. However, there can be no assurance that licenses will be offered or that the terms of any offered licenses will be acceptable to us. The failure to obtain a license from a third party for technology used by us could cause us to incur substantial liabilities and to suspend the manufacture or shipment of products or the use by us of processes requiring the technology. Litigation could result in significant expense to us, adversely affecting sales of the challenged product or technology and diverting the efforts of our technical and management personnel, whether or not such litigation is determined in favor of us. In the event of an adverse result in any such litigation, we could be required to pay substantial damages, cease the manufacture, use, sale or importation of infringing products, expend significant resources to develop or acquire non-infringing technology, discontinue the use of certain processes or obtain licenses to the infringing technology. There can be no assurance that we would be successful in such development or acquisition or that such licenses would be available under reasonable terms and any such development, acquisition or license could require expenditures by us of substantial time and other resources.

         Product Liability. Our products' testing, manufacture, marketing and distribution will involve the risk of product liability. There can be no assurance that we have obtained insurance to protect adequately against the risk of product liability, that we can renew such amount of insurance, or that the amount and scope of our insurance coverage will protect us adequately in the event of a successful product liability claim. Inadequate insurance coverage may adversely affect us in the event of a successful product liability claim.

         Government Health Care Reform. Profitability of the biopharmaceutical industry may be affected by governmental legislation regarding regulation of health care. Federal, state and local officials and legislators, as well as foreign government officials and legislators, have discussed a variety of health care system reforms that may affect the revenues we may obtain from commercial sale of our products. There can be no assurance that government regulation of health care systems will not change in a manner that adversely effects our business.

                                 USE OF PROCEEDS

         Because this prospectus is solely for the purpose of permitting the selling stockholders to offer and sell shares, we will not receive any proceeds from the sale of the shares being offered. The selling stockholders will receive all the proceeds. We have, however, previously received proceeds from the original issuance of the shares covered by this prospectus.


                         DETERMINATION OF OFFERING PRICE

         This offering is solely for the purpose of allowing selling stockholders to sell shares. The selling stockholders may elect to sell some or all of their shares when they choose, in the near future or at a later date, at the price at which they choose to sell. As the market develops, the selling stockholders will determine the price for their shares.


                                    DIVIDENDS

         To date, we have paid no dividends on any shares of common stock and our Board of Directors has no present intention of paying any dividends on the common stock in the foreseeable future. The payment by us of dividends on the common stock in the future, if any, rests solely within the discretion of the Board of Directors and will depend upon, among other things, our earnings, capital requirements and financial condition, as well as other factors deemed relevant by our Board of Directors. Although dividends are not limited currently by any agreements, it is anticipated that future agreements, if any, with institutional lenders or others may also limit our ability to pay dividends on the common stock.

                              MARKET FOR SECURITIES

         The high and low bid (price which a market maker is willing to pay for a share of common stock) and offered (price at which a market maker will sell a share of common stock) quotations for the common stock, as reported by brokerage firms listed on the specified dates by the OTC Bulletin Board as making markets in our securities are listed in the following chart. These quotations are between dealers, do not include retail mark-ups, markdowns or other fees and commissions, and may not represent actual transactions.


Date                             Low / Bid Price       High / Ask Price

1st Quarter - 1998                      *                     *
2nd Quarter - 1998                      *                     *
3rd Quarter - 1998                     3/8                    6
4th Quarter - 1998                     5/8                  1 1/2

1st Quarter - 1999                    3/16                    1
2nd Quarter - 1999                     3/8                   7/8
3rd Quarter - 1999                     1/8                   5/8
4th Quarter - 1999                    3/50                   3/10

1st Quarter - 2000                    1/10                    15
2nd Quarter - 2000                    1 1/5                 3 1/2
(through May 31, 2000)

     *  No bids or trades reported

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The statements contained in this prospectus that are not historical are forward-looking statements, including statements regarding the Company's expectations, intentions, beliefs or strategies regarding the future. Forward-looking statements include the Company's statements regarding liquidity, anticipated cash needs and availability and anticipated expense levels. All forward-looking statements included in this prospectus are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statement. It is important to note that the Company's actual results could differ materially from those in such forward-looking statements. Additionally, the following discussion and analysis should be read in conjunction with the Financial Statements and notes thereto appearing elsewhere in this prospectus.

         The Company is in the development stage and has had limited operating revenues since its inception on June 10, 1996. From June 10, 1996 through March 31, 2000, the Company had an accumulated deficit of $3,659,751. During its fiscal nine months ended March 31, 2000, the Company entered into an exclusive worldwide license agreement with Stanford University for the patent rights to a patent application SUN-142-PRV, a novel use of nicotine as an agent for promoting growth of new blood vessels (angiogenesis) into areas of blood-starved tissue, a condition called ischemia. Pursuant to the license agreement, the Company obtained a 10 - year exclusive right of novel use of nicotine in angiogenesis. Stanford will continue research and development for the Company's research products under the licensing agreement, subject to pending agreements. Management anticipates this action will result in the Company saving approximately $500,000 in initial research cost due to Stanford's allocation of research facility and investigational scientists. As a result of the Company's decision in February 2000 to enter into the Stanford agreement and research alliance with Stanford, we believe the Company's technology portfolio was significantly enhanced.

         In October 1999, the Company presented pre-clinical data to the U.S. Food and Drug Administration (FDA) in preparation of its Investigational New Drug (IND) filing for Liprostin, its liposomal prostaglandin E-1 (PGE-1) drug for indications of critical limb ischemia (CLI). The FDA reviewed the Company's data and responded with a waiver of Phas I & II clinical trials, if the Company so elected to proceed directly to a Phase III trial for the product. At this time, the Company has not decided whether or not this waiver will be accepted or whether it will proceed on a conventional Phase I study, which it was prepared to do prior to the FDA's pre-submission IND meeting. In addition, the Company completed its FDA-required certified good manufacturing practice ("cGMP") development of Liprostin at the Collaborative BioAlliance manufacturing facility in Stoney Brook, New York. Clinical trial production levels of Liprostin are expected to be in place by the end of the third quarter 2000 as the Company's clinical studies begin in full swing.

         During the nine months ended March 31, 2000, the Company's net revenues increased to $24,283 compared with revenues of $5,000 for the same period in 1999. All revenues during this period were from sales of research and development services provided by the Company to third parties. At March 31, 2000, the Company had agreement s with two device manufacturers for original research and development of the proprietary use of Liprostin in the treatment of various vascular diseases by application of medicinal coatings to vascular stents for elimination or reduction of new tissue growth in and around the stents, a condition known as restenosis.

         During the first nine months of 1999 and 2000, costs and operating expenses were $371,249 and $1,810,486, respectively. The increase in costs and operating expenses for the year is primarily due to an increase in research and development, facilities, and overhead as rent and other costs increased.

         Cash flows used in operating activities for the first nine months increased $437,973 to $484,567 during the first nine months of 2000, compared to $46,594 for the same period in 1999, primarily due to the increased cost of scientific personnel, materials and prototype manufacturing.

         Interest expense decreased for the nine months ending March 31, 2000 by $41,917, or 41%. This was largely due to a significant reduction in both short term and long term debt which was converted to equity.

         Research and development expenses totaled $1,035,724 during the fiscal nine months ended March 31, 2000, an increase of $825,565. These expenses were related to the cost of new equipment, materials, labor and travel connected to the production scale-up for the Liprostin product under contract with Collaborative BioAlliance, Inc. in Stoney Brook, New York and the ongoing, in-house projects for medicinally coated vascular stents.

Liquidity and Capital Resources

         The Company had a working capital deficit on March 31, 2000, of $313,419, compared to $366,249 as of March 31, 1999.

         The Company requires significant additional funds to enable it to continue its Liprostin product development and to complete its Food and Drug Administration required clinical trials. In May 2000, the Company completed a $4.5 million financing commitment related to the private placement and sale of its convertible preferred stock in three (3) $1.5 million traunches. Pursuant to the commitment the Company received $1.5 million on May 10, 2000, with $3 million remaining in the "take-down", however, there can be no assurance that the Company will receive any funds from the remaining tranuches.

         The Company continues to actively pursue additional financing, collaborations with firms, and other arrangements aimed at increasing its capital resources. Failure to acquire such funds may adversely impact the scheduled marked introduction of Liprostin and possibly adversely affect the Company's operations. In order to continue as a going concern, the Company must raise additional funds as noted above and ultimately achieve profit from its operation.

                                    BUSINESS

History

     We incorporated under the laws of the state of Nevada on June 10, 1996, under the name Endovasc, Inc. Upon our initial incorporation, we were authorized to issue an aggregate of 25,000 shares of capital stock with a par value of $0.001 per share. On September 5, 1996, we amended our articles of incorporation to increase our authorized shares to 100,000,000 shares of common stock, par value $0.001 per share. On May 28, 1997, we amended our articles of incorporation to change our name to Endovasc Ltd., Inc. On June 2, 1997, we amended our articles of incorporation to authorize a total of 120,000,000 shares of capital stock, par value $0.001 per share, of which 100,000,000 shares are common shares and 20,000,000 shares are preferred shares.

     On or about October 8, 1999, we received preclinical approval to file an Investigational New Drug application for Phase I and II clinical trials of our Liprostin technology. On or about February 25, 1999, we obtained the exclusive licensing rights to Nicotine Receptor Agonist technology from the University of Stanford, in exchange for stock and cash. We have commenced preclinical trials on the safety and efficacy of NRA in conjunction with Stanford University. Pursuant to our agreement with Stanford University, we are financing their staff's clinical trials and animal studies of NRA at their California facilities.

     The Company has not been subject to bankruptcy, receivership or any similar proceeding.


Overview

     We develop, market and license biopharmaceutical products, particularly liposomal drug delivery methods, for the human healthcare industry. We develop liposomes, which are microscopic cell-like spheres composed of a thin, durable lipid membrane surrounding a hollow compartment. Liposomes entrap and protect drugs from degradation in the blood stream and can be engineered to regulate the transport of molecules across their outer membrane. Using this technology, we are developing products that deliver drugs to their intended target and release them with efficiency and control.

     Currently, our product development is focused on two product lines - Liprostin and Nicotine Receptor Agonist. Although we hold patents and patents pending for products in the process of clinical testing, our products have not been approved for general sales. Consequently, we have not generated any revenues and have historically operated with significant losses. While our current development efforts focus on vascular (heart and lung) applications of our products, we intend to develop our technologies for use in many medical treatment applications. We believe that this unique and highly adaptable technology will put our products at the forefront of the $2 billion drug market.


         Liprostin Technology

     Our Liprostin products provide targeted delivery of Prostaglandin E-1 to blood vessels in connection with angioplasty procedures. Angioplasty is a common medical procedure that utilizes a small balloon-like structure to expand and clear blocked cardio-pulmonary blood vessels. Prostaglandin E1, a naturally occurring hormone, is used to prevent common secondary blockages from occurring after angioplasty treatment, known as restenosis. Restenosis following balloon angioplasty or stent placement is the most common problem occurring in the over 1,000,000 patients undergoing these procedures annually worldwide, according to the American Heart Association. The incidence of restenosis can be as high as 40-50%, according to American Heart Association, within six months of the procedure (slightly less with stents) and most drugs tested have not yet been proven to reduce restenosis significantly in clinical trials. Similarly, Prostaglandin E1's short lifespan in the blood stream can render it ineffective in preventing restenosis. Liprostin delivery system uses polymer coatings and emulsions to provide a longer and more controlled release of Prostaglandin E1 and improve therapeutic effectiveness of the drug.

     Currently, we are developing Lipostrin coated balloon catheters and stents for varied vascular applications. As described above, balloon catheters are utilized to physically expand and clear blocked blood vessels in vascular surgical procedures. Conversely, stents are small structures used during and after vascular surgery to support vessels and deliver agents that promote healing. We intend to develop our Liprostin product lines further to treat conditions such as restenosis, coronary arrest, occlusive disease, ischemic ulcers, CLI (limb salvage), claudicants, liver disease and arthritis.

     We are conducting clinical trial testing of Liprostin to obtain the Federal Drug Administration approval of its sale in the United States. Phase I clinical trials test a product's safety and tolerance levels using a small group of subjects, as well as providing information about the product's effectiveness and dosage levels. Phase II clinical trials test for efficacy, optional dosage levels and potential contraindications or side effects using a larger patient group. We estimate that both phases of clinical trial will be complete by approximately December 31, 2002.

     We have protected our proprietary rights to Liprostin technology through US Patent 4,820,732, US Patent 4,955,878 and Notice of Allowance to US Patent 5,980,551 received on November 9, 1999, and Trademark Application Ser. No. 75/632,736 (Liprostin) and various patents pending.


         Nicotine Receptor Agonist Technology

     Our Nicotine Receptor Agonist technology promotes new growth of blood vessels (known as angiogenesis or vasculogenesis), and has applications in the areas of heart disease, stroke, limb circulatory disease, and wound healing. Researches at Stanford University discovered the technology during a 1999 study funded by the Tobacco-Related Diseases Research Program of the University of California, the American Heart Association, the National Institutes of Health and the Deutsche Froschungsgemeinschkaft. While studying the damaging effects of tobacco smoke, researchers discovered that smokers appeared to be less susceptible to deaths due to infarction compared to non-smokers. This counterintuitive discovery led to a finding that low-dose (non-smoked) nicotine had extraordinary angiogenic and vasculogenic growth factor potential. To develop technology based on this unique discovery, we obtained a worldwide exclusive right to the patent application for Nicotine Receptor Agonist in February 2000.

     Further study of our Nicotine Receptor Agonist technology revealed interesting results. Experiments have shown that nicotine promotes angiogenesis and vasculogenesis in areas of the body that are deprived of proper blood supply. Blockages of the arteries that feed an organ, often caused by build-up of fatty material, cholesterol and plaques in arterial walls, may deprive the tissue of proper blood supply. This, in turn, reduces the body's ability to supply that tissue with nutrients, the most important of which is oxygen, which results in a condition called ischemia. This low oxygen supply reduces cells' ability to function and in severe cases causes rapid cell death. The body's defenses from ischemia include reducing the work required from the affected area and attempting to grow a new network of blood vessels into the ischemic area. Stanford researchers found tobacco smokers had significantly more growth of new vessels around such blockages than non-smokers, apparently due to the therapeutic effects of nicotine. Upon further analysis, researchers determined that a particular fraction of the nicotine molecule could provide a method of treating and preventing a range of diseases and ailments involving angiogenesis. These diseases, such as myocardial and cerebral infarction, mesenteric or limb ischemia, common wounds, vascular occlusion, and vascular stenosis, commonly called "hardening of the arteries", affect millions of persons every year in the United States alone (American Heart Association).

     We estimate that the market for treatment of these diseases is over $5 billion. For example, we estimate that a course of treatment for coronary ischemia utilizing Nicotine Receptor Agonist drugs would cost approximately $10,000 to $15,000. This type of treatment would be significantly less expensive and intensive than current alternatives of angioplasty and or open heart surgery. We hope to market a commercially viable product using this Nicotine Receptor Agonist technology within three years.


Distribution Methods

     Upon receipt of necessary governmental regulatory consent, we intend to distribute products utilizing our Liprostin and Nicotine Receptor Agonist technologies worldwide. As previously described, we are developing Lipostrin coated balloon catheters and stents for varied vascular applications. We also intend to develop new products that use Liprostin to treat conditions such as coronary arrest, occlusive disease, ischemic ulcers, CLI (limb salvage), claudicants, liver disease and arthritis. While we have not yet developed specific product applications for our Nicotine Receptor Agonist technology, we intend to develop and distribute products for treatment of myocardial and cerebral infarction, mesenteric or limb ischemia, common wounds, vascular occlusion and vascular stenosis.

     In addition to peer review, seminars, journals and direct sales, we intend to market and distribute our products in conjunction with business partners experienced in marketing and distribution in the biopharmaceutical and medical industries. If we are unable to reach an agreement with marketing and distribution partners that is acceptable to us, we may raise the funds necessary to create our own production, marketing and distribution infrastructure through a public offering of our securities.


Patents and Proprietary Rights

     We believe that adequate protection of our proprietary technology is a vital aspect of our business operations. Consequently, we pursue patent protection for our proprietary technology in the United States and additional foreign countries as deemed necessary to protect development of our foreign operations. Currently, we have patent protection for several products and are pursuing patent and trademark applications for additional products. In August 1996, Dr. Jackie R. See transferred and assigned patent rights in the United States, Germany and Canada for two of our products. The first patent, United States Patent No. 4,820,732, was issued on April 11, 1989, and protects our proprietary technology regarding a "Method and Composition for Reducing Dysfunction in Angioplasty Procedures." The second patent, United States Patent No. 4,955,878, was issued on September 11, 1990, and protects our proprietary technology regarding a "Kit for Treating Arterial Dysfunction Resulting from Angioplasty Procedures." We have not maintained the application of this second patent and intend to let its protections expire to the benefit of the public domain, except as limited by patent applications described below.

     In addition to these assigned patents, on November 9, 1999, we obtained a United States patent for our proprietary technology regarding a "Composition and Method for Making a Biodegradable Drug Delivery Stent." In conjunction with this technology, we have a patent application pending under the Patent Cooperation Treaty, as well as with the European Patent office and European Union for patent protection in France, Germany and the United Kingdom.

     We also have United States patent applications pending for several other technologies. In June 1997, we filed a United States patent application for our proprietary technology regarding a "Method and Apparatus for Treating Vascular Disease with PGE-1 Bearing Liposomes." In June 1999, we filed a United States patent application for our proprietary technology regarding "Sterically Stabilized Liposomes with Improvement of Blood Retention Times and Targeting of Sites of Disease by Prostaglandins in Particulate Drug Carriers". In May 1999, we filed a United States patent application for our proprietary technology regarding "Prosthesis with Biodegradable Surface Coating and Method for Making Same." This application is a "continuation in part" of our patent application regarding "Composition and Method for Making a Biodegradable Drug Delivery Stent," and, if granted, will allow us to protect this technology's application in various medical products.

     We have also applied for trademark protection for the name Liprostin(TM) under Trademark Application Ser. No. 75/632,736. In May of 1999, the United States Patent and Trademark Office notified us that our pending Patent US Ser. No. 09/309,949 would be allowed (Notice of Allowance). We also own rights to several trademarks employed in our business. Other trademarks that we utilize include our logo, the registered domain name of www.endovasc.com, and other trademarks and service marks identifying our products and services.

     In February 2000, we obtained exclusive worldwide licensing rights to develop, manufacture, use and sell products incorporating nicotine and nicotine agonists for therapeutic angiogenesis. In connection with the acquisition of these product rights from the Leland Stanford Junior University in February of this year, we agreed to pay royalties to the university on sales of any products incorporating the nicotine agonist technology. Pursuant to this agreement, our licensing rights may be terminated in the event that we default on payment of royalties, in addition to certain other circumstances.

     It is important to note that other public and private institutions may have been issued, or filed applications for, patents that we may need for development of our products. We cannot know the scope or validity of such patents, the extent to which we may desire to acquire licenses under such patents, or the cost or availability of such licenses at terms acceptable to us.

Governmental Regulation

         United States and international governmental regulation of the biopharmaceutical industry is a significant factor in our operations, particularly our research and development activities. In the United States the Food and Drug Administration oversees clinical testing, production and marketing of our products for human therapeutic use through rigorous mandatory procedures and safety.

         The Food & Drug Administration requires satisfaction of several procedures prior to approving marketing and distribution of pharmaceutical products in the United States. These includes (i) preclinical tests, (ii) submission of an application for an Investigational New Drug, which must become effective before commencing human clinical trials, (iii) thoroughly documented and supervised human clinical trials to determine drug safety and efficacy in its intended application, (iv) submission and acceptance of an Investigational New Drug Application, in the case of drugs, or a Product License Application, in the case of biologics, and (v) approval of the Investigational New Drug Application or Product License Application prior to commercial sale or shipment of the drug or biologic. In addition to this process, each domestic drug manufacturing establishment must be registered or licensed with the Food and Drug Administration. Domestic manufacturing establishments are also subject to inspections by the FDA and by other federal, state and local agencies and must comply with Good Manufacturing Practices as required.

         Clinical trials are typically conducted in three sequential phases, which may overlap. Phase I clinical studies test dosage and tolerance upon initial introduction of the drug to humans. Phase II clinical studies document evaluation of drug safety and efficacy. Phase III trials document large scale evaluation of drug safety and efficacy and may utilize larger patient pools, depending on the type of marketing approval that is sought.

         Clinical testing and the Food and Drug Administration approval process for a new product often involves significant time and resources. The Food and Drug Administration may grant an unconditional approval of a drug for a particular indication or may grant approval pending further post-marketing testing. In addition, further clinical studies may be required to provide additional safety data or to gain approval for an alternative product application than was originally approved.

         International biopharmaceutical product sales and distribution are subject to widely varying regulatory requirements. Generally, the European Union has coordinated its member states' common standards for clinical testing of new drugs. Due to difference in regulatory restrictions in the European Union and other foreign jurisdictions the time required to obtain regulatory approval from a foreign country's regulatory agencies may be longer or shorter than that required for Food and Drug Administration approval.

         In  addition  to  these  regulations,   our  operation  is  subject  to
regulations under state and federal law regarding occupational safety, laboratory practices, the use and handling of radioisotopes, environmental protection and hazardous substance control as well as other present and possible future local, state, federal and foreign regulation.

Competition

         Competition in the pharmaceutical field, liposome and lipid-based product area is intense based on such factors as product performance, safety, patient compliance, ease of use, price, physician acceptance, marketing, distribution and adaptability to various modes of administration. Competition may also be based on other company's development of alternative products and approaches aimed at the treatment, diagnoses or prevention of the same diseases as our products.

         Competition from other companies will be based on scientific and technological factors, the availability of patent protection, the ability to commercialize technological developments, the ability to obtain government approval for testing, manufacturing and marketing and the economic factors resulting from the use of those products. Many companies, both public and private, including well-known pharmaceutical and chemical companies, many of which have greater capital resources than we do, are seeking to develop lipid and liposome based products similar to our own. In addition, colleges, universities, and public and private research institutions are similarly seeking to establish proprietary rights to these product technologies.

         We face well-established and well-funded competition from other companies developing liposome based drug delivery systems. These competitors include Eli Lilly, The Liposome Company and Schering-Plough. These companies generally use liposome for the delivery of antitumor drugs, while our products are primarily intended for use in vascular treatments. To our knowledge, current competition in the vascular treatment area is limited to ReoPro(R) sold by Censtocor and marketed by Eli Lilly, which is used in angioplasty.

Research and Development

         We maintain 3,500 square feet of lab space equipped with customary wet laboratory equipment at our headquarters in Montgomery, Texas.

         Currently, we are focused on the research and development of our core product Liprostin. We are conducting clinical trial testing of Liprostin to obtain the Federal Drug Administration approval of its sale in the United States. Phase I clinical trials test a product's safety and tolerance levels using a small group of subjects, as well as providing information about the product's effectiveness and dosage levels. Phase II clinical trials test for efficacy, optional dosage levels and potential contraindications or side effects using a larger patient group. We estimate that both phases of clinical trial will be complete by approximately December 31, 2002.

         In addition, we are conducting feasibility studies with prospective strategic partners to determine the practicality of collaborative products incorporating Liprostin with other technologies. The Company will continue to attempt to develop new uses for its core product Liprostin, such as use in hip or bone prosthesis to promote rapid bone growth, use of prostaglandin and other therapeutic agents for treatment of cancer, inflammatory disease, liver disease and other diseases which prostaglandin has demonstrated safety and efficacy.

         We are also monitoring and assisting the research and development of our Nicotine Receptor Agonist technology and have commenced preclinical trials on the safety and efficacy of NRA in conjunction with Stanford University. Pursuant to our agreement with Stanford University, we are financing their staff's clinical trials and animal studies of NRA at their California facilities. We are currently developing this technology for use in treatment of peripheral occlusive arterial disease, in addition to other applications.

         To date, all of our research and development has been carried out without the need of additional plant and equipment. Although there can be no assurances that our efforts will not require additional facilities and equipment, we have no plans for such outlays.


Employees

         As of May 31, 2000, we employed fourteen employees, including five management and nine support staff employees, as well as twelve part-time consultants. None of the Company's employees or independent contractors is subject to a collective bargaining agreement and the Company believes its relations with its employees are good.


Properties

         We  maintain  our  executive   offices  and  research  and  development
facilities at 15001 Walden Road, Suite 108, Montgomery, Texas 77356. We lease these 3,550 square foot facilities at a monthly rental rate of $2,750.


Legal Proceedings

         The Company is not currently involved in any material litigation or legal proceedings and is not aware of any potential material litigation or proceeding threatened against the Company.

                                   MANAGEMENT

Directors and Executive Officers

The directors, executive officers, and key employees of the Company are as follows:

                                                                                        Period Served As
         Name                           Age          Position                           Officer/Director/Key
         Employee
         ---------------------------------------------------------------------------------------------------------------------------

         David P. Summers               61           Chief Executive Officer            Inception to Present
                                                     and Chairman

         Danilo D. Lasic                47           Chief Scientific Officer           June 1997 to Present

         Diane Dottavio                 49           Director of Research and           March 2000 to Present
                                                     Development

         Barbara J. Richardson          53           Vice President of Operations,      January 2000 to Present
                                                     Secretary and Director

         Roy A. Robertson               42           Vice President of                  March 2000 to Present
                                                     Business Development

         M. Dwight Cantrell             54           Chief Financial Officer,           January 1997 to Present
                                                     Treasurer and Director

         Gary R. Ball                   40           Director                           July 1996 to Present

         Claudio R. Roman               42           Director                           January 1997 to Present

Set forth below is a brief background of the executive officers, directors and key employees of the Company, based on information supplied by them.

     Dr. David P. Summers currently serves as the Chief Executive Officer and Chairman of the Company. Dr. Summers has served in this capacity on a full-time basis since the Company's inception and is primarily responsible for the Company's operations as a whole. Prior to working with Endovasc, Dr. Summers founded American BioMed, Inc. and served as its President and Chief Executive Officer from 1984 to 1995. Dr. Summers is a Fellow in the American College of Angioplasty as well as the inventor of a number of medical devices used to treat cardiovascular diseases. He is the author of 18 issued patents and has 8 patents pending. Prior to founding American BioMed, Dr. Summers assisted with the management of several corporations, including C.R. Bard, Inc., a manufacture and distributor of cardiovascular medical products, Karl Stortz Endoscopy, an endoscopic instrument company, and Pall Corporation, a manufacturer and distributor of blood filtration products for medical use. Dr. Summers holds an M.B.A. degree from Pepperdine University as well as a Ph.D. in International Economics from Kennedy-Western University. He is also a member of the New York Academy of Sciences, the American Association of Advancement of Science, the Houston Inventors Association, the International Society for Endovascular Surgery, the European Vascular Society and is a Senior Member of the Society of Plastic Engineers.

     Danilo D. Lasic, Ph.D. currently serves as the Company's Chief Scientific Officer. Prior to joining the Company in June 1997, Dr. Lasic served as a genetic and drug delivery consultant with Liposome Consultations, Inc. since 1996, and as Director of Lipid Research with MegaBios, Inc. from 1994 to 1996. Dr. Lasic is a solid state physicist specialized in the design and development of drug delivery liposomes. Dr. Lasic holds a B.S. and M.S. in Chemistry from the University of Ljubljana, as well as a Ph.D. in Physics from the University of Ljubljana.

     Diane Dottavio currently serves as the Company's Director of Research and Development. Prior to joining the Company in March of this year, Ms. Dottavio served as Senior Scientist with Leukosite, Inc. from 1994 to 1996 and Director of Laboratory Instruction and Research at the University of Houston since 1997. Ms. Dottavio holds a B.S. in Biology and M.S. in Organic Chemistry from the Univeristy of New Mexico, as well as a Ph.D. in Biochemistry from the University of Texas.

     Barbara J. Richardson currently serves as Vice President of Operations, Secretary and a Director of the Company. Ms. Richardson has extensive experience in small business management and marketing. Prior to joining the Company in January of this year, Ms. Richardson served as Senior Administrative Coordinator for Baylor College of Medicine since 1994.

     Roy A. Robertson currently serves as the Company's Vice President of Business Development. Mr. Robertson is a Candidate in the International business Masters program at Heriot-Watt University, The Edinburgh Business School in Edinburgh, Scotland and has studied Business Administration at the University of Maryland, College Park, Maryland. Mr. Robertson has 25 years of business development and marketing experience. Prior to joining the Company in March 2000, Mr. Robertson served as Vice President of Sales and Marketing with Millar Instruments, Inc. from 1995 to 1997 and as President of Pacific Biosystems from 1998 to 1999. Mr. Robertson holds a B.A. in Anthropology from the University of Maryland.

     M. Dwight Cantrell currently serves as Chief Financial Officer, Treasurer and a Director of the Company. Mr. Cantrell works for the Company on a part-time basis. Mr. Cantrell engages in a public accounting practice in the state of Texas, and did so prior to joining the Company. Mr. Cantrell is a public accountant, and holds a B.S. in accounting from Southern Ohio University.

     Gary R. Ball currently serves as a Director of the Company. Prior to co-founding the Company in July 1996, Mr. Ball served as a mechanical engineer with American BioMed, Inc. since 1991. Mr. Ball is a co-inventor of two U.S. patents and is experienced in designing, researching and developing prototypes, reliability testing and patent research and filing.

     Claudio R. Roman currently serves as a Director of the Company. Mr. Roman is a practicing attorney in the State of Texas. Mr. Roman has maintained, and continues to maintain, a private law practice in the state of Texas since 1985. Mr. Roman holds a J.D. degree from the University of Houston School of Law.

     Directors of the Company hold office until the next annual meeting of the Company's stockholders and until their successors have been elected and duly qualified. Executive officers are elected by the Board of Directors of the Company annually and serve at the discretion of the Board.


                            Compensation of Directors

     Non-employee Directors receive no salary for their services and receive no fee from the Company for their participation in meetings, although all Directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in attending meetings of the Board.

                             Executive Compensation

         The following table sets forth certain summary information with respect to the compensation paid to the Company's executive officers for services rendered in all capacities to the Company for the fiscal year ended June 30, 1999, 1998, and 1997. Other than as listed below, the Company had no executive officers whose total annual salary and bonus exceeded $100,000 for that fiscal year:


                           Summary Compensation Table

                                                               Long Term Compensation
                                                       ----------------------------------------
                             Annual Compensation       Awards                       Payouts
                             -------------------       ------                       -------

                                Other Securities
                         Annual Restricted Under- Other
Name and                                           Compen- Stock          Lying    LTIP    Compen-
Principal                          Salary   Bonus  sation  Awards         Options/ Payouts sation

Position                    Year   $        ($)     ($)     ($)            ($)     ($)      SARs(#)
--------                   ------  ------   -----  ------  -----         --------  ------  -------
David P. Summers
CEO and Director           1999    $75,000 $ None  $ None  $ None      1,000,000   $0.25    None
                           1998    $60,000 $ None  $ None  $ None           None    None    None
                           1997    $60,000 $ None  $ None  $ None           None    None    None

Directors of the Company receive no compensation for their services as directors.

Employment Agreements

     The Company has entered into employment agreements with Dr. David Summers, Ms. Barbara Richardson, Mr. Roy Robertson, and Dr. Danilo Lasic. The Company has a three-year automatically renewable employment contract with Dr. Summers, which shall renew in 2002, providing for annual compensation of $120,000 in cash and equity interests. The Company also has a one-year automatically renewable employment contract with Ms. Richardson, providing for annual compensation of $55,000 in cash and equity interests. Similarly, the Company has a one-year automatically renewable employment contract with Mr. Robertson, providing for annual compensation of $65,000 in cash and equity interest. Finally, the Company has a one-year automatically renewable employment contract with Dr. Lasic, providing for annual compensation of $100,000 in cash and equity interests.

Stock Option Plans

     The Company has adopted a Stock Option Plan (the "2000 Plan"), pursuant to which 2,000,000 shares of Common Stock are reserved for issuance.

     The 2000 Plan will be administered by the board of directors, or by a committee with at least two directors as delegated by the board of directors who determine among other things, those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock issuable upon the exercise of the options and the option exercise price.

     The 2000 Plan will be for a period of ten years. Options under the 2000 Plan must be issued within ten years from the effective date of the 2000 Plan. Options may be granted to officers, directors, consultants, key employees, advisors and similar parties who provide their skills and expertise to the Company. Options granted under the 2000 Plan may be exercisable for up to ten years, may require vesting, and shall be at an exercise price all as determined by the board. Options will be non-transferable except to an option holder's personal holding company or registered retirement savings plan and except by the laws of descent and distribution or a change in control of the Company, as defined in the 2000 Plan, and are exercisable only by the participant during his or her lifetime. Change in control includes (i) the sale of substantially all of the assets of the Company and merger or consolidation with another, or (ii) a majority of the board changes other than by election by the shareholders pursuant to board solicitation or by vacancies filled by the board caused by death or resignation of such person.

         If a participant ceases affiliation with the Company by reason of death, permanent disability or the retirement of an Optionee either pursuant to a pension or retirement plan adopted by the Company or on the normal retirement date prescribed from time to time by the Company, the option remains exercisable for three months from such occurrence but not beyond the option's expiration date. Other termination gives the participant three months to exercise, except for termination for cause that results in immediate termination of the option.

         Options granted under the 2000 Plan, at the discretion of the compensation committee or the board, may be exercised either with cash, by certified check or bank cashier's check, Common Stock having a fair market equal to the cash exercise price, the participant's promissory note, or with an assignment to the Company of sufficient proceeds from the sale of the Common Stock acquired upon exercise of the Options with an authorization to the broker or selling agent to pay that amount to the Company, or any combination of the above.

         The exercise price of an option may not be less than the fair market value per share of Common Stock on the date that the option is granted in order to receive certain tax benefits under the Income Tax Act of United States (the "ITA"). The exercise price of all future options will be at least 100% of the fair market value of the Common Stock on the date of grant of the options. A benefit equal to the amount by which the fair market value of the shares at the time the employee acquires them exceeds the total of the amount paid for the shares or the amount paid for the right to acquire the shares shall be deemed to be received by the employee in the year the shares are acquired pursuant to paragraph 7(1) of the ITA. Where the exercise price of the option is equal to the fair market value of the shares at the time the option is granted, paragraph 110(1)(d) of the ITA allows a deduction from income equal to one quarter of the benefit as calculated above. If the exercise price of the option is less than the fair market value at the time it is granted, no deduction under paragraph 110(1)(d) is permitted. Options granted to any non-employees, whether directors or consultants or otherwise will confer a tax benefit in contemplation of the person becoming a shareholder pursuant to subsection 15(1) of the ITA.

         Any  unexercised   options  that  expire  or  that  terminate  upon  an
employee's ceasing to be employed by the Company become available again for issuance under the 2000 Plan.

         The 2000 Plan may be terminated or amended at any time by the board of directors, except that the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the 2000 Plan may not be increased without the consent of the shareholders of the Company.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of May 31, 2000, by (i) each person who, to the knowledge of the Company, beneficially owns more than 5% of the Company's common stock; (ii) each director and executive officer of the Company; and (iii) all executive officers and directors of the Company following the Merger as a group:


                                                                                    Percentage of
Name and Address of                                       Amount of                 Beneficial
Beneficial Owner (1)                                      Beneficial                Ownership
                                                         Ownership(2)(3)
David P. Summers                                            3,581,278 (4)             28.12
Danilo D. Lasic                                                10,000                  0.08
Barbara J. Richardson                                          52,000                  0.41
Roy Robertson                                                  25,000                  0.20
M. Dwight Cantrell                                            100,000 (5)              0.79
Gary R. Ball                                                  993,500 (6)              7.80
Claudio R. Roman                                               50,000                  0.39
Celeste Trust Reg.                                          1,075,179 (7)              7.78 (8)
Balmore Funds                                               1,218,536 (7)              8.73 (8)
Keshet L.P.                                                   788,465 (7)              5.83 (8)

All Directors and Executive Officers as a Group             4,811,778                  0.38
(7 persons)

----------------------
Less than 1%.

     (1) Except as otherwise noted, the address of the beneficial owners described in this table shall be c/o Endovasc Ltd., Inc., 15001 Walden Road, Suite 108, Montgomery, Texas 77356.

     (2) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and accordingly, may include securities owned by and for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which such person has the right to acquire within 60 days after the Record Date pursuant to the conversion of convertible equity, exercise of options, or otherwise. Beneficial ownership may be disclaimed as to certain of the securities.

     (3) Based upon 12,736,675 shares of common stock outstanding as of May 31, 2000, assuming no other changes in the beneficial ownership of the Company's securities, except as noted in note (7) hereto.

     (4) Mr. Summer's beneficially owned shares include approximately 243,000 shares beneficially owned by his wife, Dorothy Summers. Mr. Summers exercises no investment or voting power over any of the shares owned by his wife, and disclaims beneficial ownership of those shares.

     (5) Mr. Cantrell's beneficially owned shares include approximately 50,000 shares beneficially owned by his wife, Jane Cantrell. Mr. Cantrell exercises no investment or voting power over any of the shares owned by his wife, and disclaims beneficial ownership of those shares.

     (6) Mr. Ball's beneficially owned shares include approximately 5,000 shares beneficially owned by his wife, Sherry Ball. Mr. Ball exercises no investment or voting power over any of the shares owned by his wife, and disclaims beneficial ownership of those shares.

     (7) Represents shares of common stock issuable upon the conversion of Series A Preferred Stock which have been, or may be, issued.

     (8) Based upon the shares of common stock outstanding assuming conversion, as of May 31, 2000, of Series A Preferred Stock which have been, or may be, issued to this beneficial holder.

                              CERTAIN TRANSACTIONS

     During the past two years, the Company has not entered into a transaction with a value in excess of $60,000 with a director, officer or beneficial owner of 5% or more of the Company's capital stock, or members of their immediate families had, or is to have, a direct or indirect material interest, except as follows:

     Effective October 1, 1999, the Company entered into a stock option agreement with Dr. David P. Summers. Under this agreement, Dr. Summers is granted an option to purchase up to 1,000,000 shares of the Company's common stock at a purchase price below the prevailing market price. The option is for a five year period ending October 31, 2004.

     Effective December 9, 1997, the Company entered into a stock option agreement with Gary R. Ball. Under this agreement, Mr. Ball is granted an option to purchase up to 600,000 shares of the Company's common stock at a purchase price below the prevailing market price. The option is for a three year period expiring December 8, 2000.

     During the fiscal year ended June 30, 1998, the Company also entered into an agreement with M. Dwight Cantrell under the terms of which he was compensated for past services as a director of the Company. Under the terms of this agreement, Mr. Cantrell was granted an option to purchase 50,000 shares of the Company's common stock at a purchase price of $0.75 per share for a term of three years.

     During the fiscal year ended June 30, 1999, the Company entered into an agreement with Claudio Roman, Esq., under the terms of which he was compensated for past services as legal counsel for the Company. Under the terms of this agreement, Mr. Roman was granted an option to purchase 50,000 shares of the Company's common stock at a purchase price of $0.25 per share for a term of three years.

     During the fiscal year ended June 30, 1998, the Company entered into an agreement to purchase the rights to patent number 4,820,732 and patent number 955,878 from Francis Pizzulli. The purchase price was $125,000, $50,000 of which was payable upon execution and $75,000 of which was due by December 31, 1997. The agreement also called for the issuance of 200,000 shares of the Company's common stock. The Company made the initial $50,000 payment and issued the 200,000 shares of stock. The stock was issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. However, the Company did not make the $75,000 payment as scheduled. The agreement indicated that if the final payment was not made within seven months from the execution of the agreement that the final payment would be increased to $150,000 plus the issuance an additional 200,000 shares of stock. The Company issued a total of 200,000 shares in final settlement of the agreement, in March 2000.

     Between March 1998 and December 1999, David Summers, Chairman of the Board of Directors and Chief Executive Officer of the Company, made two advances to the Company in the amounts of $123,000 and $25,000, respectively. These advances were made on an unsecured basis, with no accrual of interest, and were due and payable on June 30, 2000. During December 1999, the Company issued 1,250,000 shares of common stock, valued at $0.10 per share as of the date of the issuance, in full and final repayment of the aforementioned advances.


                            DESCRIPTION OF SECURITIES

     The Company's authorized capital consists of 120,000,000 shares of capital stock, par value $0.001 per share, of which 100,000,000 shares are common stock shares and 20,000,000 shares are preferred stock shares that may be issued in one or more series at the discretion of the Board of Directors. As of the date hereof, 12,736,675 shares of common stock, options and warrants to purchase up to 1,195,583 shares of common stock, and 15,000 shares of preferred stock are issued and outstanding.

Common Stock

     Holders of shares of Common stock are entitled to one vote per share on each matter submitted to vote at any meeting of shareholders. Shares of common stock do not carry cumulative voting rights and, therefore, holders of a majority of the outstanding shares of Shares of common stock will be able to elect the entire Board of Directors, and, if they do so, minority shareholders would not be able to elect any members to the Board of Directors. The Company's Board of Directors has authority, without the action by the Company's shareholders, to issue all or any portion of the authorized but unissued Shares of common stock, which would reduce the percentage ownership of the Company of its shareholders and which may dilute the book value of the Shares of common stock.

         The Company's by-laws provide that a majority of the shares issued and outstanding and entitled to vote on a matter shall constitute a quorum for shareholders' meetings, except with respect to matters for which a greater quorum is required by law.

         Shareholders of the Company have no pre-emptive rights to acquire additional shares of common stock. The shares of common stock are not subject to redemption and carry no subscription or conversion rights. In the event of liquidation of the Company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. All of the shares of common stock currently issued and outstanding are fully paid and non-assessable.

         Holders of shares of common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The Company has not paid dividends on its Shares of common stock and there can be no assurance that it will pay dividends in the foreseeable future. See "Dividend Policy" and "Risk Factors."

Preferred Stock

         Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Company's Board of Directors. The Company's Board of Directors has authority, without action by the shareholders, to determine the voting rights, preferences as to dividends and liquidation, conversion rights and any other rights of such series. Any Preferred Shares, if and when issued, may carry rights superior to those of the Shares of common stock.

Options and Warrants

         The following is a summary of outstanding options and warrants to purchase the Company's common stock, as at May 31, 2000:

                            Number
                          of Shares        Vested           Expiration Date           Exercise Price

                           600,000        200,000           December, 2000             $ 0.10
                            50,000         50,000                May, 2001               0.75
                           100,000        100,000               June, 2001               0.40
                           150,000        150,000            October, 2001               0.75
                            50,000         50,000              May 3, 2003               1.00
                           395,583        395,583              May 9, 2003               1.89
                          --------       --------
              TOTAL      1,345,583      1,345,583

Trading Information

         The Shares of common stock are quoted on the OTC Bulletin Board, a regulated quotation service that captures and displays real-time quotes and/or indications of interest in securities not listed on The NASDAQ Stock Market or any U.S. exchange. As of May 31, 2000, the closing price for the common stock was $1.75 and the 52-week high and low prices were $15.00 and $0.06, respectively. Information as to trading volumes, and bid and asked prices, for the Shares of common stock may be obtained directly from the OTC Electronic Bulletin Board. See "Market for Securities".

Legal Matters

         Certain legal matters in connection with the Offering will be passed upon for the Company by its United States securities counsel, Sichenzia, Ross & Friedman LLP 135 West 50th Street, 20th Floor, New York, New York, 10020. Certain members of Sichenzia, Ross & Friedman LLP are the beneficial owners of an aggregate 54,000 shares of common stock of the Company.

Experts

         The Company's financial statements as of June 30, 1999 and for the years ended June 30, 1999 and 1998, for the period from inception, June 10, 1996, to June 30, 1999 (Audited), for the nine months ended March 31, 2000 and 1999, and for the period from inception, June 10, 1996, to March 31, 2000 (Unaudited) have been included herein and in the registration statement in reliance upon the reports of Ham, Langston & Brezina, LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

                         SHARES ELIGIBLE FOR FUTURE SALE

         As of the date of this Prospectus, the Company has outstanding 12,736,675 shares of common stock.

         Of the Company's shares of common stock currently outstanding, 5,529,635 are "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933, as amended ("Act"), and under certain circumstances may be sold without registration pursuant to that rule.

         In general, under Rule 144 as currently in effect, subject to satisfaction of certain other conditions, a person (or persons whose shares are required to be aggregated), including any affiliate of the Company, who beneficially owns "restricted shares" for a period of at least two years is entitled to sell within any three-month period, a number of shares that does not exceed the greater of 1% (54,675 as of the date of this prospectus) of the then outstanding shares of common stock, or if the common stock is quoted on the NASDAQ System, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of the required notice of sale with the Securities and Exchange Commission. The seller also must comply with the notice and manner of sale requirements of Rule 144, and there must be current public information available about the Company. In addition, any person (or persons whose shares are aggregated) who is not, at the time of the sale, nor during the preceding three months, an affiliate of the Company, and who has beneficially owned restricted shares for at least three years, can sell such shares under Rule 144 without regard to any of the limitations described above.

         No predictions can be made of the effect, if any, that future sales of restricted shares or the availability of restricted shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the restricted shares of common stock in the public market could adversely affect the then prevailing market prices for the common stock and could impair the Company's ability to raise capital through the sale of its equity securities.

                              SELLING STOCKHOLDERS

     The following table gives information on the selling stockholders based on the number of outstanding shares of common stock as of May 31, 2000. The number of shares to be beneficially owned following completion of the offering is based on the assumption that the stockholder will sell all of the shares that may be offered for the stockholder's account in this offering, and that the stockholder will not purchase or sell any other shares. Stockholders are not required to sell the shares that may be offered in this offering. Under SEC rules, beneficial ownership includes all shares of our common stock issuable within 60 days after the date of this prospectus upon exercise of outstanding options, warrants, convertible securities or other rights.


                    Name                        No. of Shares         Percent of          No. of Shares        No. of
                                                 Beneficially     Outstanding Shares         Offered           Shares
                                                    Owned           Represented by                          Owned After
                                                 (1) (2) (3)           Total (%)                                Sale
     Celeste Trust Reg.                            1,075,179            19.37                1,075,179               0
     Balmore Funds                                 1,218,536            21.95                1,218,536               0
     The Keshet Fund L.P.                            430,072             7.75                  430,072               0
     Keshet L.P.                                     788,465            14.21                  788,465               0
     Talbiya B. Investments Ltd.                     214,286             3.86                  214,286               0
     Nesher Ltd.                                     571,429            10.30                  571,429               0
     Alon Enterprises Limited A.B.V.I.               155,555             2.80                  155,555               0
     Libra Finance, S.A.                             177,778             3.20                  177,778               0
     J.P. Turner & Company LLP                       500,000 (4)         9.01                  500,000 (4)           0
     Mr. Martin Gross                                 25,000 (5)         0.45                   25,000 (5)           0
     Dr. Sherry Wider                                 25,000 (5)         0.45                   25,000 (5)           0
     Sichenzia, Ross & Friedman LLP                   54,000             0.97                   54,000               0
     Incubud, Inc.                                   100,000             1.80                  100,000               0
     The Dilenschneider Group, Inc.                  215,000             3.87                  215,000               0

              TOTAL                                5,550,300            100.00               5,550,300               0

(1) Except as otherwise noted herein, the number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power, or shares such powers with his or her spouse, with respect to the shares shown as beneficially owned.

(2)  Assumes the sale of all shares of common stock offered hereby.

(3) Includes the following shares of common stock issuable upon the conversion of Series A Preferred Stock which have been, or may be, issued: Celeste Trust Reg. 1,071,429, Balmore Funds, S.A. 1,214,286, The Keshet Fund L.P. 428,572, Keshet L.P. 785,715, Talbiya B. Investments Ltd. 214,286, and Nesher Ltd. 571,429. Also includes the following shares of common stock issuable upon the exercise of warrants to purchase common stock: Celeste Trust Reg. 3,750, Balmore Funds, S.A. 4,250, the Keshet Fund L.P. 1,500, Keshet L.P. 2,750, Alon Enterprises Limited 155,555, and Libra Finance, S.A. 177,778. The number of shares of common stock shown as beneficially owned both prior to and after the offering by the selling shareholders holding Series A Preferred Stock represents an estimate of the number of shares of common stock to be offered by such selling shareholders assuming a conversion price of $0.35 per share. The actual number of shares of common stock issuable upon conversion of the Series A Preferred Stock is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by Endovasc at this time, including the future market price of the common stock. The common stock being registered under this registration statement includes, with respect to 5,550,300 shares of common stock registered hereunder, 4,285,717 of the shares of common stock issuable upon conversion of the Series A Preferred Stock issued and issuable on the date of this prospectus at a conversion price of $0.35. The common stock being registered under this registration statement also includes one share of common stock for each warrant to purchase common stock issued or issuable in connection with Series A Preferred Stock. The actual number of shares of common stock issuable upon conversion of the Series A Preferred Stock shall equal the sum of the stated value of $100 per share, as adjusted for any stock dividends, combinations or splits with respect to such share, and accrued and unpaid dividends on such share, divided by the conversion price. The conversion price shall be at the election of the Holder of the Series A Preferred Stock: (1) 85% of the three lowest average closing bid prices of Endovasc Class A common stock for the thirty trading days immediately preceding the date of the initial issuance of the shares of Series A Preferred Stock or (2) 70% of the average of the three lowest closing bid prices for the thirty trading days immediately preceding the conversion of the respective shares of Series A Preferred Stock. Therefore, the number of shares issuable upon conversion of the Series A Preferred Stock may be less than or greater than the number of shares shown as beneficially owned by the selling shareholders or otherwise covered by this prospectus.

(4) Includes 300,000 shares which have not yet been issued, which the Company anticipates issuing to J.P. Turner & Company LLP in exchange for services to be rendered on the Company's behalf.

(5) Represents shares of common stock issuable upon the exercise of warrants to purchase common stock.


                              PLAN OF DISTRIBUTION

     Endovasc Ltd., Inc. is registering this offering of shares on behalf of the selling stockholders. We will pay all costs, expenses and fees related to the registration, including all registration and filing fees, printing expenses, fees and disbursements of its counsel, blue sky fees and expenses. The selling stockholders will pay any underwriting discounts and selling commissions in connection with the sale of the shares.

     The selling stockholders may sell the shares covered by this prospectus from time to time in one or more transactions through the OTC Bulletin Board or an interdealer quotation system, on one or more securities exchanges, in alternative trading markets or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling stockholders will determine the prices at which they sell their shares in these transactions. The selling stockholders may effect the transactions by selling the shares to or through broker-dealers. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales. The shares may be sold by one or more, or a combination, of the following:

         - a block trade in which the broker-dealer attempts to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

         - purchases by a broker-dealer as principal and resale by the broker-dealer for its account,

         - ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

         -        privately negotiated transactions.

     The selling stockholders may enter into hedging transactions with broker-dealers. In these transactions, broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell the common stock short pursuant to this prospectus and redeliver the shares to close out these short positions. The selling stockholders may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares covered by this prospectus. The broker-dealer may then resell or otherwise transfer the shares pursuant to this prospectus. The selling stockholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may then sell the loaned shares or, upon a default by the selling stockholder, the broker-dealer may sell the pledged shares pursuant to this prospectus.

     The selling stockholders may engage in other financing transactions that may include forward contract transactions or borrowings from financial institutions in which the shares are pledged as security. In connection with any of these forward contract transactions, the selling stockholders would pledge shares to secure their obligations and the counterparty to these transactions would sell the common stock short to hedge its transaction with the selling stockholder. Upon a default by the selling stockholder under any of these financings, including a forward contract transaction, the pledgee or its transferee may sell the pledged shares pursuant to this prospectus. Any such pledgee or its transferee will be identified in this prospectus by post-effective amendment to the registration statement of which it is a part.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation to a particular broker-dealer may be in excess of customary commissions and will be in amounts to be negotiated with a selling stockholder in connection with the sale. Broker-dealers or agents, any other participating broker-dealers and the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 in connection with sales of the shares. Accordingly, any commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Because the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933. Each selling stockholder has advised Telecom Wireless Corporation that the stockholder has not yet entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares.

     The selling stockholders have agreed to sell the shares only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification is available and is complied with.

     The selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations, including Regulation M. These provisions may limit the timing of purchases and sales of shares of the common stock of Endovasc Ltd., Inc. by the selling stockholders. Endovasc Ltd., Inc. will make copies of this prospectus available to the selling stockholders and has informed them of the need for delivery of copies of this prospectus to purchasers at or before the time of any sale of the shares.

                             ADDITIONAL INFORMATION

     The Company has filed with the Commission a Registration Statement under the Act with respect to the Securities offered hereby. This Prospectus omits certain information contained in the Registration Statement and the exhibits thereto, and reference is made to the Registration Statement and the exhibits thereto for further information with respect to the Company and the Securities offered hereby. Each such statement is qualified in its entirety by such reference. The Registration Statement, including exhibits and schedules filed therewith, may be inspected without charge at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and its public reference facilities in New York, New York and Chicago, Illinois upon payment of the prescribed fees. Electronic registration statements filed through the Electronic Data Gathering, Analysis, and Retrieval System are publicly available through the Commission's Website (http://www.sec.gov). At the date hereof, the Company was not a reporting company under the Securities Exchange Act of 1934, as amended.

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                                   ----------






                              FINANCIAL STATEMENTS
                     WITH REPORT OF INDEPENDENT ACCOUNTANTS

                               as of June 30, 1999
                 and for the years ended June 30, 1999 and 1998,
                       and for the period from inception,
                    June 10, 1996, to June 30, 1999 (Audited)


             and for the nine months ended March 31, 2000 and 1999,
                and for the period from inception, June 10, 1996,
                          to March 31, 2000 (Unaudited)

                                TABLE OF CONTENTS
                                   ----------

                                                                                                          Page(s)

Report of Independent Accountants                                                                           F-2

Financial Statements:

  Balance Sheet as of June 30, 1999                                                                         F-3

  Statement of Operations for the years ended
    June 30, 1999 and 1998, and for the period from
    inception, June 10, 1996, to June 30, 1999                                                              F-4

  Statement of Stockholders" Deficit for the years
    ended June 30, 1999 and 1998, and for the period
    from inception, June 10, 1996, to June 30, 1999                                                         F-5

  Statement of Cash Flows for the years ended
    June 30, 1999 and 1998, and for the period from
    inception, June 10, 1996, to June 30, 1999                                                              F-7

Notes to Audited Financial Statements                                                                       F-8

Balance Sheet as of March 31, 2000 and
    June 30, 1999                                                                                           F-20

  Statement of Operations for the nine months ended March 31, 2000 and 1999, and for the period from inception, June 10, 1996, to
    March 31, 2000                                                                                          F-21

  Statement of Changes in Stockholders" Deficit
    for the nine months ended March 31, 2000                                                                F-22

  Statement of Cash Flows for the nine months ended March 31, 2000 and 1999, and for the period from inception, June 10, 1996, to
    March 31, 2000                                                                                          F-23

Notes to Unaudited Financial Statements                                                                     F-24


                        Report of Independent Accountants



To the Stockholders of
Endovasc Ltd., Inc.


We have audited the accompanying balance sheet of Endovasc Ltd., Inc. (a development stage enterprise) as of June 30, 1999, and the related statements of operations, stockholders" deficit and cash flows for the year then ended, and for the period from inception, June 10, 1996, to June 30, 1999. These financial statements are the responsibility of the Company"s management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Endovasc Ltd., Inc. as of June 30, 1999, and the results of its operations and its cash flows for the year then ended, and for the period from inception, June 10, 1996, to June 30, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements and discussed in Note 9, the Company has incurred significant recurring losses from operations since inception, is in a negative working capital and stockholders" deficit position at June 30, 1999, and is dependent on outside sources of financing for continuation of its operations. These factors raise substantial doubt about the Company"s ability to continue as a going concern. Management"s plans with regard to this matter are also discussed in Note 13. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Houston, Texas
September 2, 1999






                                                /s/ Ham, Langston & Brezina, LLP
                                                    Ham, Langston & Brezina, LLP

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                                  BALANCE SHEET
                                  June 30, 1999
                                   ----------

          ASSETS

Current assets:
  Cash and cash equivalents                                                                             $  120,058
  Prepaid expenses                                                                                           5,014
                                                                                                        ----------

    Total current assets                                                                                   125,072

Property and equipment, net                                                                                  9,483
Deposits                                                                                                     2,900
                                                                                                        ----------

      Total assets                                                                                      $  137,455
                                                                                                        ==========


LIABILITIES AND STOCKHOLDERS" DEFICIT

Current liabilities:
  Current maturities of long-term debt                                                                  $   53,482
  Note payable to shareholder                                                                               85,248
  Accounts payable                                                                                          85,666
  Accrued liabilities                                                                                      361,956
                                                                                                        ----------

    Total current liabilities                                                                              586,352

Long-term debt, net of current maturities                                                                   30,918
Convertible debentures                                                                                     180,000
                                                                                                        ----------

      Total liabilities                                                                                    797,270
                                                                                                        ----------

Commitment and contingencies

Stockholders" deficit:
  Common stock, $.001 par value, 100,000,000
    shares, authorized, 8,374,490 shares
    issued and 5,639,490 shares outstanding                                                                  8,374
  Additional paid-in capital                                                                             2,125,459
  Losses accumulated during the development
    stage                                                                                               (2,776,737)
  Treasury stock                                                                                           (16,911)
                                                                                                        ----------

    Total stockholders" deficit                                                                           (659,815)
                                                                                                        ----------

      Total liabilities and stockholders"
        deficit                                                                                         $  137,455
                                                                                                        ==========


                          The accompanying notes are an
                        integral part of these financial
                                   statements.

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                             STATEMENT OF OPERATIONS
                      for the years ended June 30, 1999 and
                1998 and for the period from inception, June 10,
                             1996, to June 30, 1999
                                   ----------


                                                                                  Year Ended
                                                                                   June 30,
                                                            Year Ended               1998                Inception
                                                              June 30,           As Restated            to June 30,
                                                               1999              (See Note 2)              1999
                                                            ----------           ------------           --------------

Income:
  Sales                                                     $    5,000           $      -               $     5,000
  Interest income                                                 -                     -                       653
  Other income                                                    -                     -                     3,618
                                                            ----------           -----------            -----------

    Total income                                                 5,000                  -                     9,271
                                                            ----------           -----------            -----------

Costs and expenses:
  Operating, general and adminis-
    trative expenses                                           396,454               418,056              1,384,203
  Research and development costs                               211,278               607,384              1,199,332
  Interest expense                                             193,811                 7,394                202,473
                                                            ----------           -----------            -----------

    Total costs and expenses                                   801,543             1,032,834              2,786,008
                                                            ----------           -----------            -----------

Net loss                                                    $ (796,543)          $(1,032,834)           $(2,776,737)
                                                            ==========           ===========            ===========


Weighted average shares outstanding                          7,217,096             6,757,534
                                                            ==========           ===========

Basic and diluted net loss per
  common share                                              $    (0.11)          $     (0.15)
                                                            ==========           ===========












                     The accompanying notes are an integral
                       part of these financial statements.

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                       STATEMENT OF STOCKHOLDERS" DEFICIT
                               for the years ended
                             June 30, 1999 and 1998,
                             and for the period from
                            inception, June 10, 1996
                                to June 30, 1999
                                   ----------

                                                                                                       Losses
                                                                                                     Accumulated
                                                                       Additional                     During the
                                            Common Stock                Paid-In         Treasury     Development
                                          Amount        Shares          Capital          Stock          Stage          Total
                                         -------      ---------        ----------      -----------   ----------    ----------

Balance at inception, June 10, 1996      $  -              -          $    -          $     -       $      -       $     -

Stock issued for equity securities
  in 1996                                 2,332       2,332,000          300,000            -              -          302,332

Stock issued for purchase of patent
  rights in 1996                          2,188       2,188,000          282,252            -              -          284,440

Stock issued for services in 1997         1,702       1,702,000          354,198            -              -          355,900

Stock issued for cash in June 1997          305         304,571          205,196            -              -          205,501
osses accumulated during the
  period from inception, June 10,
  1996, to June 30, 1997                    -              -               -                -          (947,360)     (947,360)
                                           ------     ---------       ----------       ----------    -----------     ---------


Balance at June 30, 1997                   6,527      6,526,571        1,141,646            -          (947,360)      200,813

Stock issued for purchase of patent
  rights in September 1997                   200        200,000          199,800            -              -          200,000

Stock issued for services in 1998             77         77,380           55,516            -              -           55,593

Stock subject to rescission                 -             -                -           (16,911)            -          (16,911)

Net loss accumulated in 1998                -             -                -                -        (1,032,834)   (1,032,834)
                                           ------     ---------       ----------      ----------     -----------   -----------


Balance at June 30, 1998                   6,804      6,803,951        1,396,962       (16,911)      (1,980,194)     (593,339)


                           The accompanying notes are
                            an integral part of these
                              financial statements.

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                  STATEMENT OF STOCKHOLDERS" DEFICIT, Continued
                 for the years ended June 30, 1999 and 1998, and
          for the period from inception, June 10, 1996 to June 30, 1999
                                   (Continued)
                                   ----------

                                                                                      Losses
                                                                                    Accumulated
                                                         Additional                 During the
                                        Common Stock      Paid-In       Treasury    Development
                                    Amount    Shares      Capital        Stock         Stage         Total
                                   -------   ---------   ----------   ----------    ----------    ---------


Conversion of debentures to
  common stock .............        1,208    1,208,077      443,792         --            --         445,000

Stock issued for services ..          362      362,462      284,705         --            --         285,067

Net loss accumulated in 1999         --           --           --           --        (796,543)     (796,543)
                                            ----------   ----------   ----------    ----------    ----------


Balance at June 30 ,1999 ...   $    8,374    8,374,490   $2,125,459   $  (16,911)  $(2,776,737)  $  (659,815)
                                            ==========   ==========   ==========    ==========    ==========

























                           The accompanying notes are
                            an integral part of these
                              financial statements.

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                             STATEMENT OF CASH FLOWS
                      for the years ended June 30, 1999 and
                  1998, and for the period from inception, June
                           10, 1996, to June 30, 1999
                                   ----------

                                                              Year Ended                Year Ended             Inception
                                                                June 30,                  June 30,            to June 30,
                                                                 1999                      1998                   1999
                                                              ----------                -----------           -----------

Cash flows from operating activities:
  Net loss                                                           $ (796,543)        $(1,032,834)          $(2,776,737)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
    Common stock and stock options
      issued as compensation for services                               285,067              55,593               896,560
    Write down of long-lived assets to
      fair value                                                           -                200,000               284,440
    Depreciation expense                                                  3,242               3,150                 9,512
    Deferred income tax expense                                            -                   -                    7,994
    Amortization of discount on con-
      vertible debentures                                               125,000                -                  125,000
    Changes in operating assets and
      liabilities:
      (Increase) decrease in prepaid
        expenses and deposits                                            22,336              76,403                (7,914)
      Increase (decrease) in accounts
        payable and accrued liabilities                                 (16,474)            448,330               439,628
                                                                     ----------         -----------           -----------
          Net cash used in operating
            activities                                                 (377,372)           (249,358)           (1,021,517)
                                                                     ----------         -----------           -----------
Cash flows from investing activities:
  Capital expenditures                                                   (3,198)               -                  (18,995)
  Proceeds received from repayment of
    loan to stockholder                                                    -                 71,854                  -
                                                                     ----------         -----------           -----------
          Net cash used in investing
            activities                                                   (3,198)             71,854               (18,995)
                                                                     ----------         -----------           -----------
Cash flows from financing activities:
  Proceeds from sale of equity securities                                  -                   -                  302,332
  Proceeds from sale of common stock                                       -                   -                  205,501
  Proceeds from sale of convertible
    debenture and related conversion feature                            500,000                -                  500,000
  Issuance (repayment) of notes payable                                 (12,390)             72,474                84,400
  Proceeds from advances from stockholders                               10,100              75,148                85,248
  Purchase of treasury stock                                               -                (16,911)              (16,911)
                                                                     ----------         -----------           -----------
          Net cash provided by financing
            activities                                                  497,710             130,711             1,160,570
                                                                     ----------         -----------           -----------

Net increase in cash and cash equivalents                               117,140             (46,793)              120,058

Cash and cash equivalents at beginning of
  period                                                                  2,918              49,711                  -
                                                                     ----------         -----------           -----------

Cash and cash equivalents at end of period                           $  120,058         $     2,918           $   120,058
                                                                     ==========         ===========           ===========

Supplemental disclosure of cash flow information:
  Cash paid for interest expense                                     $   63,105         $     7,394           $    71,767
                                                                     ==========         ===========           ===========

  Cash paid for income taxes                                         $     -            $     -               $      -
                                                                     ===========        ===========           ============

                          The accompanying notes are an
                        integral part of these financial
                                   statements.

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                      NOTES TO AUDITED FINANCIAL STATEMENTS
                                   ----------

1.     Organization and Summary of Significant Accounting Policies

       Endovasc, Ltd., Inc. (the "Company") was incorporated under the laws of the State of Nevada on June 10, 1996. The Company"s principal business is the production of various drugs that can be administered using the liposomal drug delivery system. The Company believes that its drug delivery system will ultimately be widely used by cardiologists, interventional radiologists and vascular surgeons. The Company is considered a development stage enterprise because it has not yet generated significant revenue from sale of its products and has devoted substantially all of its efforts in raising capital.

       Significant Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from estimates making it reasonably possible that a change in the estimates could occur in the near term.

       Cash and Cash Equivalents

       The Company considers all highly liquid short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

       Property and Equipment

       Property and equipment are recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, which range from five to seven years. Expenditures for major renewals and betterments that extend the original estimated economic useful lives of the applicable assets are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss is included in operations.

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                NOTES TO AUDITED FINANCIAL STATEMENTS, Continued
                                   ----------

1.     Organization and Summary of Significant Accounting Policies, continued

       Issuance Costs

       Debt issuance costs are deferred and recognized, using the interest method, over the term of the related debt.

       Income Taxes

       The Company uses the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial amounts at year-end. The Company provides a valuation allowance to reduce deferred tax assets to their net realizable value.

       Research and Development Expenses

       Research and development costs are expensed as incurred. These costs consist of direct and indirect costs associated with specific projects.

       Stock-Based Compensation

       Stock-based compensation is accounted for using the intrinsic value method prescribed in Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees", rather than applying the fair value method prescribed in SFAS No. 123, "Accounting for Stock-Based Compensation".

       Loss Per Share

       Basic and diluted loss per share is computed on the basis of the weighted average number of shares of common stock outstanding during each period. Common equivalent shares from common stock options and warrants are excluded from the computation as their effect would dilute the loss per share for all periods presented.

       Fair Value of Financial Instruments

       The Company includes fair value information in the notes to financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                NOTES TO AUDITED FINANCIAL STATEMENTS, Continued
                                   ----------

1.     Organization and Summary of Significant Accounting Policies, continued

       Comprehensive Income

       The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 130, Reporting Comprehensive Income, which requires a company to display an amount representing comprehensive income as part of the Company"s basic financial statements. Comprehensive income includes such items as unrealized gains or losses on certain investment securities and certain foreign currency translation adjustments. The Company"s financial statements include none of the additional elements that affect comprehensive income. Accordingly, comprehensive income and net income are identical.


2.     Prior Period Adjustments

       During the period from inception, June 10, 1996, to June 30, 1997, and during the year ended June 30, 1998, the Company issued common stock to compensate key employees, consultants and certain vendors and to purchase the rights to use specific patents. The issuance of such stock was not afforded consistent accounting treatment but was generally recorded at par value or some other nominal value in the Company"s financial statements. Generally accepted accounting principles require that common stock issuances be recorded at the estimated fair value of the stock issued or at the fair value of consideration received or services provided if such value is more readily determinable.

       During the year ended June 30, 1998 the Company entered into an agreement to purchase the rights to a specific patent. The purchase price was $125,000 (payable at $50,000 upon execution of the agreement and $75,000 by December 31, 1997) and 200,000 shares of the Company"s common stock. The Company issued the stock and made the $50,000 payment. However, the Company has yet to make the final $75,000 payment. Per the agreement, if the final payment is not made within seven months of the execution of the agreement, the final payment is increased to $150,000 plus the issuance of an additional 200,000 shares of the Company"s common stock. Although this matter is currently being disputed, generally accepted accounting principles requires these additional amounts to be accrued in the period they became due. Accordingly, these amounts have been accrued in the financial statements for the year ended June 30, 1998.

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                NOTES TO AUDITED FINANCIAL STATEMENTS, Continued
                                   ----------

2.     Prior Period Adjustments, continued

       The Company also capitalized the costs of purchasing and protecting patent rights during the year ended June 30, 1998. Generally accepted accounting principles require all long-lived assets to be reviewed for impairment and written down to their estimated fair value based on expected future cash flows generated by the asset. Since it is unknown whether this patent will ever generate cash flow for the Company, all costs associated with the patent have been recorded as research and development expense during the year ended June 30, 1998.

       The effect of correcting these errors in application of generally accepted accounting principles on the Company"s financial statements at June 30, 1998 and 1997 is as follows:

                                                                            June 30,             June 30,
                                                                              1998                 1997
                                                                           ----------           ----------

         Decrease in total assets                                          $ (321,815)          $     -
                                                                           ==========           ==========

         Increase in total liabilities                                     $ (209,000)          $     -
                                                                           ==========           ==========

         Increase in additional paid-in
           capital                                                         $   36,317           $  488,569
                                                                           ==========           ==========

         Increase in accumulated deficit                                   $ (567,132)          $ (488,569)
                                                                           ==========           ==========

         Increase in net loss for the
           year ended June 30, 1998                                        $ (567,132)
                                                                           ==========

         Increase in net loss per common
           share for the year ended
           June 30, 1998                                                   $    (0.08)
                                                                           ==========



                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                NOTES TO AUDITED FINANCIAL STATEMENTS, Continued
                                   ----------

3.     Property and Equipment

       Property and equipment at June 30, 1999 consists of the following:
         Office furniture, fixtures and
           equipment                                                                          $   18,995

         Less accumulated depreciation                                                            (9,512)
                                                                                              ----------

                                                                                              $    9,483


       Depreciation expense during the year ended June 30, 1999 was $3,242.


4.     Notes Payable and Convertible Debentures

       Notes payable at June 30, 1999 consist of the following:

       Notes payable to a bank,  bearing  int- erest of prime (8.25% at June 30,
         1999) plus 1% per year and due in monthly installments of up to $1,238,
         includ-  ing  interest,   through   November  2002.   These  notes  are
         uncollateralized but are guaranteed by two stockholders
         of the Company.                                                                      $   65,689

       Notes payable to a company, bearing
         interest of 6%, with principal and
         interest due on demand.  These notes
         are uncollateralized.                                                                    18,711

       Notes payable to stockholders, bearing
         interest of 10% per year and due on
         demand.  These notes are uncollater-
         alized.                                                                                  85,248
                                                                                              ----------

           Total notes payable                                                                   169,648

       Less current maturities                                                                  (138,730)
                                                                                              ----------

                                                                                              $   30,918
                                                                                              ==========

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                NOTES TO AUDITED FINANCIAL STATEMENTS, Continued
                                   ----------

4.     Notes Payable and Convertible Debentures, continued

       At June 30, 1999, the Company owed amounts under convertible debentures totaling $180,000. The debentures bear interest at a stated rate of 8% per year, payable at maturity in common stock of the Company. These debentures mature in July 2001 and are convertible to shares of the Company"s common stock at a conversion price per share equal to 75% of the average closing bid price of the common stock for the three days immediately preceding the date of conversion. During the fiscal year ended June 30, 1999 $320,000 of the original $500,000 debenture was converted to common stock. Subsequent to June 30, 1999 an additional $80,000 of the convertible debentures were converted to common stock.



       Future annual maturities of notes payable and convertible debentures at June 30, 1999 are as follows:

Year Ended
June 30,        Amount

2000            $138,730
2001              12,578
2002             193,758
2003               4,582
                --------
                $349,648
                ========

5.     Income Tax

       The composition of deferred tax assets and the related tax effects at June 30, 1999 are as follows:

Benefit from carryforward of net
  operating losses .............   $ 406,769

Less valuation allowance .......    (406,769)
                                   ---------

  Net deferred tax asset .......   $    --
                                   =========


                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                NOTES TO AUDITED FINANCIAL STATEMENTS, Continued
                                   ----------

5.     Income Tax, continued

       The difference between the income tax benefit in the accompanying statement of operations and the amount that would result if the U.S. Federal statutory rate of 34% were applied to pre-tax loss is as follows:

                                                           1999                             1998
                                                 -----------------------          -----------------------
                                                                 Percentage                        Percentage
                                                                 of Pre-Tax                        of Pre-Tax
                                                   Amount           Loss            Amount            Loss

         Benefit for income tax at
           federal statutory rate                $  270,825         34.0%         $  351,164          34.0%
         Non-deductible expenses                    (17,096)        (2.1)           (198,124)        (19.2)
         Increase in valuation
           allowance                               (253,729)       (31.9)           (153,040)        (14.8)
                                                 ----------        -----          ----------         -----

           Total                                 $     -             -  %         $     -              -  %
                                                 ==========        =====          ==========         =====

       The non-deductible expenses shown above related primarily to the issuance of common stock for services using different valuation methods for financial and tax reporting purposes.

       At June 30, 1999, for federal income tax and alternative minimum tax reporting purposes, the Company has approximately $1,200,000 of unused net operating losses available for carryforward to future years. The benefit from carryforward of such net operating losses will expire in various years between 2016 and 2019 and could be subject to severe limitations if significant ownership changes occur in the Company.

6.     Stock Options

       Effective December 9, 1997, the Company entered into a stock option agreement with an employee that granted the employee an option to purchase up to 600,000 shares of the Company"s restricted common stock at a below market purchase price. The option is for a three year period expiring December 8, 2000. According to the agreement the employee vests in these options as follows:

                Date Vested       Amount
              ----------------   ----------
              December 9, 1998   $200,000
              December 9, 1999    200,000
              December 9, 2000    200,000
                                 --------

                                 $600,000
                                 ========

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                NOTES TO AUDITED FINANCIAL STATEMENTS, Continued
                                   ----------

6.     Stock Options, continued

       The Company recognized compensation expense with respect to these stock options in the amount of $50,000.

       During the year ended June 30, 1998, the Company also executed an agreement with a former director of the Company under which the Company compensated the former director for past services by grant of options to acquire 50,000 shares of the Company"s restricted common stock at $0.75 per share, which approximates market value, for a term of three years.

       During the year ended June 30, 1999, the Company also granted stock options to acquire up to 250,000 shares of the Company"s restricted common stock. These stock options have a three year term and an exercise price of $0.40 - $0.75 per share, which approximated market value at date of grant.

       The Company periodically issues incentive stock options to key employees, officers, directors and outside consultants to provide additional incentives to promote the success of the Company"s business and to enhance the ability to attract and retain the services of qualified persons. The issuance of such options are approved by the Board of Directors. The exercise price of an option granted is determined by the fair market value of the stock on the date of grant.

       The Company has issued stock options to employees and non-employee consultants as follows:

                                Number of Shares
                              Employee       Non-employee         Total       Exercisable       Exercise Price

       Options outstand-
         ing at June 30,
         1997                    -                -                 -              -

       Options granted        600,000           50,000           650,000         50,000         $0.10-$0.75
                              -------          -------           -------        -------

       Options outstand-
         ing at June 30,
         1998                 600,000           50,000           650,000         50,000         $0.10-$0.75

       Options granted           -             250,000           250,000        100,000         $0.40-$0.75
                              -------          -------           -------        -------

       Options outstand-
         ing at June 30,
         1999                 600,000          300,000           900,000        350,000         $0.10-$0.75
                              =======          =======           =======        =======


                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                NOTES TO AUDITED FINANCIAL STATEMENTS, Continued
                                   ----------

6.     Stock Options, continued

       Following is a summary of outstanding options at June 30, 1999:

              Number of Shares              Vested              Expiration Date              Exercise Price

                  600,000                   200,000             December, 2000                   $0.10
                   50,000                    50,000             May, 2001                         0.75
                  100,000                   100,000             June, 2001                        0.40
                  150,000                      -                October, 2001                     0.75
                  -------                   -------

                  900,000                   350,000
                  =======                   =======


       The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation", requires use of option valuation models that were not developed for use in valuing employee stock options.

       Proforma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1999 and 1998: risk-free interest rate of 6%; no dividend yield; weighted average volatility factor of the expected market price of the Company"s common stock of 0.70; and a weighted-average expected life of the options of 3 years.

       The  Black-Scholes  option  valuation  model  was  developed  for  use in estimating fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company"s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management"s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                NOTES TO AUDITED FINANCIAL STATEMENTS, Continued
                                   ----------

6.     Stock Options, continued

       For purposes of proforma disclosures, the estimated fair value of the options is included in expense at the date of issuance because the options may be fully exercised at that date. The Company"s proforma information follows:

                                                                          1999                    1998
                                                                       ----------              -----------

         Net loss available to common
           stockholders                                                $ (796,543)             $(1,032,834)
         Proforma net loss available to
           common stockholders                                         $ (886,943)             $(1,048,334)
         Proforma basic and dilutive
           loss per share                                              $    (0.12)             $     (0.16)

7.     Commitments and Contingencies

       Lease Commitments

       The Company has entered into a one-year lease agreement for office space which is accounted for as an operating lease. Rent expense for the years ended June 30, 1999 and 1998 was $15,606 and $11,981, respectively.

       Impact of Year 2000

       The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company"s computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculation causing a disruption of business activities.

       The Company has performed a complete assessment of the Year 2000 issue and believes that no significant modifications to its existing computer software will be required and that its existing computer systems will function properly with respect to dates in the year 2000 and thereafter. The Company also believes that costs related to the Year 2000 issue will not be significant because the Company"s systems have been designed to be Year 2000 compliant.

       Based on the Company"s assessment of its relationships with significant suppliers and major customers to understand the extent to which the Company is vulnerable to any failure by third parties to remedy their own Year 2000 issues, management believes that the Company does not have significant exposure with respect to third parties.

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                NOTES TO AUDITED FINANCIAL STATEMENTS, Continued
                                   ----------

8.     Going Concern Considerations

       Since its inception, as a development stage enterprise, the Company has not generated significant revenue and has been dependent on debt and equity raised from individual investors to sustain its operations. The Company has conserved cash by issuing its common stock to satisfy obligations, to compensate individuals and vendors and to settle disputes that have arisen. However, during the years ended June 30, 1999 and 1998, the Company incurred net losses of ($796,543) and ($1,032,834), respectively, and negative cash flows from operations of ($377,372) and ($272,761), respectively. These factors along with a ($461,280) negative working capital position at June 30, 1999 raise substantial doubt about the Company"s ability to continue as a going concern.

       Management plans to take specific steps to address its difficult financial situation as follows:

o In the near term the Company plans additional private sales of debt and common stock to qualified investors to fund its current operations.

o In the intermediate term, the Company plans a public registration of its common stock under the Securities and Exchange Act of 1933 to provide a means of expanding the market for its common stock and to provide a means of obtaining the funds necessary to bring its products to the commercial market.

o In the long-term, the Company believes that cash flows from commercialization of its products will provide the resources for continued operations.

There can be no assurance that the Company"s planned private sales of debt and equity securities or its planned public registration of common stock will be successful or that the Company will have the ability to commercialize its products and ultimately attain profitability. The Company"s long-term viability as a going concern is dependent upon three key factors, as follows:

o              The  Company's  ability  to  obtain  adequate  sources of debt or
               equity  funding  to  meet  current   commitments   and  fund  the
               commercialization of its products.

o The ability of the Company to obtain positive test results of its products in clinical trials.

o The ability of the Company to ultimately achieve adequate profitability and cash flows to sustain its operations.

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                NOTES TO AUDITED FINANCIAL STATEMENTS, Continued
                                   ----------

9. Non-Cash Investing and Financing Activities

During the years ended June 30, 1999, 1998 and 1997, the Company engaged in certain non-cash investing and financing activities as follows:

                                                                1999       1998             1997
                                                              --------   --------         --------
       Common stock issued in exchange
         for equity securities                         $   -             $   -            $302,332
                                                       ========          ========         ========

       Common stock issued upon conver-
         sion of debentures                            $320,000          $   -            $   -
                                                       ========          ========         ========

       Common stock issued for purchase
         of patent rights                              $   -             $200,000         $284,440
                                                       ========          ========         ========

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                                  BALANCE SHEET
                        March 31, 2000 and June 30, 1999

        Assets                                                                          March 31,               June 30,
                                                                                             2000                   1999
                                                                                      (Unaudited)               (Note)
Current assets:
  Cash                                                                                 $     -                $  120,058
  Prepaid expenses                                                                        198,345                  5,014
                                                                                       ---------------------------------

    Total current assets                                                                  198,345                125,072

Property and equipment-net                                                                 10,273                  9,483
Deposits                                                                                    2,900                  2,900
                                                                                       ---------------------------------

      Total assets                                                                     $  211,518             $  137,455
                                                                                       =================================


Liabilities and Stockholders' Deficit

Current liabilities:
  Current maturities of long-term debt                                                 $   44,073             $   53,482
  Note payable stockholder                                                                 44,000                 85,248
  Book overdraft                                                                           10,452                   -
  Accounts payable                                                                        280,873                 85,666
  Accrued liabilities                                                                     132,366                361,956
                                                                                       ---------------------------------

    Total current liabilities                                                             511,764                586,352

Long term debt, net of current maturities                                                  27,573                 30,918
Convertible debentures                                                                       -                   180,000
                                                                                       ----------             ----------

      Total liabilities                                                                   539,337                797,270
                                                                                       ---------------------------------

Stockholders' deficit:
  Common stock, $.001 par value,  100,000,000 shares authorized,  13,864,335 and
    8,374,490 shares issued and 11,129,335 and 5,639,490  shares  outstanding at
    March 31, 2000
    and June 30, 1999, respectively                                                        13,864                  8,374
  Additional paid in capital                                                            4,238,168              2,125,459
  Losses accumulated during the development
    stage                                                                              (4,562,940)            (2,776,737)
  Treasury stock                                                                          (16,911)               (16,911)
                                                                                       ----------             ----------

      Total stockholders' deficit                                                        (327,819)              (659,815)
                                                                                       ----------             ----------

        Total liabilities and stockholders'
          deficit                                                                      $  211,518             $  137,455
                                                                                       =================================

Note: The balance sheet at June 30, 1999 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. See accompanying notes.

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                             STATEMENT OF OPERATIONS
              for the nine months ended March 31, 2000 and 1999 and
         for the period from inception, June 10, 1996, to March 31, 2000
                                   (Unaudited)


                                                                                                               Inception
                                                                            Nine Months Ended                    to
                                                                     March 31,          March 31,              March 31,
                                                                        2000                 1999              2000
                                                   --------------------------------------------------------------------

Revenue                                                         $    24,283            $    5,000            $    33,554

Operating expenses:
  Research and development
    costs                                                         1,035,724               210,159              2,235,057
  Operating, general and
    administrative expenses                                         744,236                88,647              2,128,439
  Interest expense                                                   30,526                72,443                232,998
                                                                --------------------------------------------------------

    Total costs and
      expenses                                                    1,810,486               371,249              4,596,494
                                                                --------------------------------------------------------

Net loss                                                        $(1,786,203)           $ (366,249)           $(4,562,940)
                                                                ===========            ==========            ===========

Basic and dilutive net
  loss per common share                                         $     (0.16)           $    (0.05)
                                                                ===========            ==========

Weighted average shares
  outstanding                                                    10,898,453             7,565,000
                                                                =================================


















                             See accompanying notes.

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                  STATEMENT  OF CHANGES IN  STOCKHOLDERS'  DEFICIT  for the nine months ended March 31, 2000
                                   (Unaudited)

                                                       Common Stock
                                            Number of          Dollar         Paid-In          Treasury       Accumulated
                                             Shares            Amount         Capital           Stock           Deficit

Balance at June 30, 1999                    8,374,490        $    8,374      $2,125,459       $  (16,911)     $(2,776,737)

Issue of common stock for
  services                                  1,530,299             1,530       1,158,169             -                -

Conversion of debentures
  to common stock                           2,219,546             2,220         408,280             -                -

Conversion of note payable
  to shareholder to common
  stock                                     1,250,000             1,250         146,750             -                -

Issue of common stock in
  connection with license
  agreement                                   190,000               190         189,810             -                -

Issue of common stock in
  settlement of lawsuit                       300,000               300         209,700             -                -

Net loss                                         -                 -               -                -          (1,786,203)
                                            -----------------------------------------------------------------------------

Balance at March 31, 2000                  13,864,335        $   13,864      $4,238,168       $  (16,911)     $(4,562,940)
                                           ==============================================================================


























                             See accompanying notes.

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                        CONDENSED  STATEMENT  OF CASH FLOWS for the nine  months
              ended March 31, 2000 and 1999 and
         for the period from inception, June 10, 1996, to March 31, 2000

                                                                                                               Inception
                                                                                                                  to
                                                                       March 31,           March 31,            March 31,
                                                                          2000                1999                 2000
                                                                     -------------------------------------------------

Cash flows used in operating
  activities:                                                         $ (484,567)         $  (46,594)         $(1,266,336)
                                                                      ----------          ----------          -----------

Cash flows used in investing
  activities:                                                             (1,237)               -                 (20,232)
                                                                      ----------          -------------------------------

Cash flows from financing activities:
  Proceeds from sale of equity
    securities                                                              -                   -                 302,332
  Proceeds from sale of common stock                                        -                   -                 385,501
  Purchase of treasury stock                                                -                   -                 (16,911)
  Proceeds from sale of convertible
    debt                                                                 230,500                -                 730,500
  Issuance (repayment) of notes
    payable                                                              (12,754)             71,513               71,646
  Proceeds from issuance of note
    payable to stockholder, net                                          148,000                -                  44,000
                                                                      ----------          -------------------------------

    Net cash provided by financing
      activities                                                         365,746              71,513            1,286,568
                                                                      ---------------------------------------------------

Increase (decrease) in cash and cash
  equivalents                                                           (120,058)             24,919                 -

Cash and cash equivalents, beginning
  of period                                                              120,058              11,152                 -
                                                                      ---------------------------------------------------

Cash and cash equivalents, end of
  period                                                              $     -             $   36,071          $      -
                                                                      ===================================================


Non-cash investing and financing
  activities:
  Common stock issued upon conversion
    of debt                                                           $  558,500          $     -             $   362,500
                                                                      ===================================================

  Common stock issued for services
    and license and patent rights                                     $1,349,699          $     -             $ 1,263,338
                                                                      ===================================================

  Common stock issued for equity
    securities                                                        $     -             $     -             $   302,332
                                                                      ===================================================

  Common stock issued for settlement
    of lawsuit                                                        $  210,000          $     -             $      -
                                                                      ===================================================


                             See accompanying notes.

                               ENDOVASC LTD., INC.
                        (A DEVELOPMENT STAGE CORPORATION)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 March 31, 2000


1.     Interim Financial Statements

       The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles and the rules of the U.S. Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto for the year ended June 30, 1999. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been included. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the respective full year.

       A summary of the Company's significant accounting policies and other information necessary to understand the interim financial statement is presented in the Company's audited financial statement for the years ended June 30, 1999 and 1998. Accordingly the Company's audited financial statements should be read in connection with these financial statements.


2.     Income Taxes

       The difference between the 34% federal statutory income tax rate and amounts shown in the accompanying interim financial statement is primarily attributable to an increase in the valuation allowance applied against the tax benefit from utilization of net operating loss carryforwards.


3.     Convertible Debentures

       At June 30, 1999 the Company owed amounts under a Series B convertible debenture totaling $180,000. These debentures bear interest at a stated rate of 8% per year. These debentures mature in July 2001 and are convertible to shares of the Company's common stock at a conversion price per share equal to 75% of the average closing bid price of the common stock for the three days immediately preceding the date of conversion. During the nine months ended March 31, 2000 the remaining debentures were converted to common stock.

                               ENDOVASC LTD., INC.
                        (A DEVELOPMENT STAGE CORPORATION)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 March 31, 2000


4.     Subsequent Event, continued

               Series A Preferred Stock with a par value of $.001 for the aggregated purchase price of $4.5 million and Common Stock Purchase Warrants to purchase Class A Common Stock at an above market price. For consideration received in the initial funding, the Company issued 15,000 shares of Preferred stock and 333,333 Warrants and paid approximately $190,000 in commissions and legal fees. Additionally, as consideration for the transaction Placement Agent Warrants to purchase up to 62,250 shares Class A Common Stock were issued. The remaining $3,000,000 in funding will not occur until certain criteria have been met, as defined in the subscription agreement. Terms for the Placement Agent Warrants are similar to the terms of the Warrants issued with the Preferred Stock.

               Holders of the Preferred Stock are entitled to receive cash dividends, payable quarterly and have preferential liquidation rights above all other issuances of common stock for an amount equal to the stated value. The Preferred stock and unpaid dividends are convertible into shares of Common stock equal to an amount determined by the market value at the date of close of the common stock, adjusted for changes in the market price prior to the conversion. The Preferred stockholders do not have voting rights.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 78.751 of the Nevada General Corporation Law allows the Company to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise. The Company may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to pay any such amounts if it is later determined that such person was not entitled to be indemnified by the Company.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities offered hereby.

            SEC registration fee................................................        $ 2,931
            Printing and engraving..............................................          1,000
            Accountant's fees and expenses......................................         10,000
            Legal fees..........................................................         30,000
            Blue sky fees and expenses..........................................          5,000
            Miscellaneous.......................................................          1,069

                                    Total.......................................        $50,000

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


     1. On or about July 25, 1997, the Company issued at total of 300,000 of its common stock pursuant to the exemption for registration provided by Regulation
D. The Company relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and the Company made the required informational filing pursuant to Regulation D. The total consideration paid the shares was $300,000, or $1.00 per share. Such shares were issued to the following individuals in the following amounts:

         Name                                        Shares
         ----                                        ------

         Ronald & Judy Neddings                      15,000
         Paul & Helen Jones                          30,000
         Rafael and Ana Moreno                       30,000
         Drexal Global Fund                         100,000
         Ebensfeld Corporation                      125,000

     2. On or about September 26, 1997, the Company issued 382,571 shares of its common stock for a total consideration of $500,000, or $1.30 per share. Such shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. Such shares were issued to the following individuals in the following amounts:


         Name                                               Shares
         ----                                                 ------

         Richard M. Johnson & Assoc.                        300,000
         James Mundt                                          3,571
         Claudio R. Roman                                    20,000
         M. Dwight Cantrell                                  25,000
         Nick Nichols                                        10,000
         Lester Summers                                       1,000
         Dorothy Summers                                      1,000
         Allan Burns                                          5,000
         Dan Halman                                           2,000
         Eric Gilles                                         10,000
         Charles Siedel                                       5,000
         Susan Cohen, Esq.                                    2,044

     3. On or about November 13, 1997, the Company issued 200,000 shares to Geothermica in consideration of certain patent rights. Such shares were valued at $4.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     4. On or about June 16, 1998, the Company issued 100,000 shares of its common stock to Alexander H. Walker, Jr. in consideration for legal services rendered to the Company. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     5. On or about June 16, 1998, the Company issued 300,000 shares of its common stock to Dorothy Summers in exchange for services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     6. On or about June 30, 1998, the Company issued 50,000 shares of its common stock to Danilo D. Lasic in exchange for technical advisement services rendered to the Company. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     7. On or about September 23, 1998, the Company issued 18,987 shares of its common stock to Nick A. Nichols, Jr. in exchange for patent counsel and filing services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     8. On or about September 24, 1998, the Company issued 25,000 shares of its common stock to M. Dwight Cantrell in exchange for services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     9. On or about September 28, 1998, the Company issued 1,416 shares of its common stock to Janet S. Clark in exchange for services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     10. On or about September 28, 1998, the Company issued 1,190 shares of its common stock to James Mundt in exchange for dividends. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     11. On or about October 19, 1998, the Company issued 2,083 shares of its common stock to Alenka Lasic in exchange for services rendered in connection with designing the Company's brochures and designing the Company's website. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     12. On or about November 19, 1998, the Company issued 14,380 shares of its common stock to Susan Cohen in consideration for legal services rendered to the Company. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     13. On or about November 30, 1998, the Company issued 50,000 shares of its common stock to James D. Regan in exchange for technical advisement services rendered to the Company. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     14. On or about November 30, 1998, the Company issued 10,416 shares of its common stock to Alenka Lasic in exchange for services rendered in connection with designing Company brochures and designing the Company's website. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     15. On or about December 29, 1998, the Company issued 650,000 shares of its common stock to Edward H. Burnbaum in exchange for escrow. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Rule 504 of Regulation D. The Company relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and the Company made the required informational filing pursuant to Regulation D.

     16. On or about January 8, 1999, the Company issued 35,556 shares of its common stock to Amram Rothman in exchange for purchase. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Rule 504 of Regulation D. The Company relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and the Company made the required informational filing pursuant to Regulation D.

     17. On or about January 14, 1999, the Company issued 20,000 shares of its common stock to Phoenix Investment Group in exchange for services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     18. On or about January 14, 1999, the Company issued 5,200 shares of its common stock to James Regan in exchange for technical advisement services rendered to the Company. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     19. On or about January 22, 1999, the Company issued 10,116 shares of its common stock to Alenka Lasic in exchange for services rendered in connection with designing Company brochures and designing the Company's website. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     20. On or about January 28, 1999, the Company issued 80,000 shares of its common stock to Amram Rothman in exchange for purchase. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Rule 504 of Regulation D. The Company relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and the Company made the required informational filing pursuant to Regulation D.

     21. On or about February 3, 1999, the Company issued 2,000 shares of its common stock to John G. Charles in exchange for services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     22. On or about February 3, 1999, the Company issued 5,200 shares of its common stock to James D. Regan in exchange for technical advisement services rendered to the Company. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     23. On or about February 18, 1999, the Company issued 106,667 shares of its common stock to Amram Rothman in exchange for purchase. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Rule 504 of Regulation D. The Company relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and the Company made the required informational filing pursuant to Regulation D.

     24. On or about February 23, 1999, the Company issued 100,000 shares of its common stock to Patrick M. Rost in exchange for services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Rule 504 of Regulation D. The Company relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and the Company made the required informational filing pursuant to Regulation D.

     25. On or about February 23, 1999, the Company issued 5,000 shares of its common stock to Shawn F. Hackman in exchange for services. Such shares were vlued at $1.00 per share and were issued pursuant to the exemption from registration under Rule 504 of Regulation D. Mr. Hackman returned these shares to the Company on or about September 1, 1999. The Company relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and the Company made the required informational filing pursuant to Regulation D.

     26. On or about March 9, 1999, the Company issued 248,889 shares of its common stock to Amram Rothman in exchange for purchase. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Rule 504 of Regulation D. The Company relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and the Company made the required informational filing pursuant to Regulation D.

     27. On or about March 23, 1999, the Company issued 13,201 shares of its common stock to Hiroko Yoshida in exchange for technical advisement services rendered to the Company. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     28. On or about April 6, 1999, the Company issued 127,348 shares of its common stock to Amram Rothman in exchange for services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Rule 504 of Regulation D. The Company relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and the Company made the required informational filing pursuant to Regulation D.

     29. On or about April 13, 1999, the Company issued 5,166 shares of its common stock to Alenka Lasic in exchange for services rendered in connection with designing Company brochures and designing the Company's website. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     30. On or about April 19, 1999, the Company issued 187,324 shares of its common stock to Mr. Amram Rothman in debt conversion. Such shares were valued at $0.3203 and were issued pursuant to the exemption from registration under Rule 504 of Regulation D. The Company relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and the Company made the required informational filing pursuant to Regulation D.

     31. On or about April 29, 1999, the Company issued 139,132 shares of its common stock to Mr. Amram Rothman in debt conversion. Such shares were valued at $0.35937 per share and were issued pursuant to the exemption from registration under Rule 504 of Regulation D. The Company relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and the Company made the required informational filing pursuant to Regulation D.

     32. On or about May 20, 1999 the Company issued 65,308 shares of its common stock to Amram Rothman in exchange for purchase. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Rule 504 of Regulation D. The Company relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and the Company made the required informational filing pursuant to Regulation D.

     33. On or about May 27, 1999, the Company issued 1,000 shares of its common stock to Janet S. Clark in exchange for services. Such shares were valued at $0.3828 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     34. On or about June 8, 1999, the Company issued 16,487 shares of its common stock to Hiroko Yoshida in exchange for services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     35. On or about June 24, 1999, the Company issued 124,444 shares of its common stock to Amram Rothman in exchange for purchase. Such shares were valued at $0.28125 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     36. On or about July 8, 1999, the Company issued 10,000 shares of its common stock to John G. Charles in exchange for services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     37. On or about July 27, 1999, the Company issued 5,000 shares of its common stock to Sherry R. Ball in exchange for corporate video design and development services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     38. On or about July 26, 1999 the Company issued 98,467 shares of its common stock to Amram Rothman in exchange for purchase. Such shares were valued at $0.30467 per share and were issued pursuant to the exemption from registration under Rule 504 of Regulation D. The Company relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and the Company made the required informational filing pursuant to Regulation D.

     39. On or about July 29, 1999, the Company issued 18,577 shares of its common stock to Hiroko Yoshida in exchange for scientific and product development services rendered to the Company. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under
Section 4(2) of the Securities Act of 1933, as amended.

     40. On or about August 6, 1999, the Company issued 9,883 shares of its common stock to Hiroko Yoshida in exchange for scientific and product development services rendered to the Company. Such shares were valued at $1.00per share and were issued pursuant to the exemption from registration under
Section 4(2) of the Securities Act of 1933, as amended.

     41. On or about August 6, 1999, the Company issued 50,000 shares of its common stock to Danilo Lasic in exchange for scientific, laboratory, and technical advice rendered to the Company. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     42. On or about September 27, 1999, the Company issued 200,000 shares of its common stock to Francis Pizzuli in connection with a settlement reach in litigation. Such shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     43. On or about September 27, 1999, the Company issued 237,079 shares of its common stock to Amram Rothman in connection with the conversion of convertible debentures owned by Mr. Rothman. Such shares were issued pursuant to the exemption from registration under Rule 504 of Regulation D. The Company relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and the Company made the required informational filing pursuant to Regulation D.

     44. On or about October 4, 1999, the Company issued 4,000 shares of its common stock to John G. Charles in exchange for sales and marketing services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     45. On or about October 13, 1999 the Company issued 384,000 shares of its common stock to Amram Rothman in debt conversion. Such shares were valued at $0.09375 per share and were issued pursuant to the exemption from registration under Rule 504 of Regulation D. The Company relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and the Company made the required informational filing pursuant to Regulation D.

     46. On or about October 19, 1999 the Company issued 100,000 shares of its common stock to Amram Rothman in debt conversion. Such shares were valued at $0.075 per share and were issued pursuant to the exemption from registration under Rule 504 or Regulation D. The Company relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and the Company made the required informational filing pursuant to Regulation D.

     47. On or about October 18, 1999, the Company issued 70,880 shares of its common stock to Hermes Bioscience, Inc. in exchange for research and development laboratory services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     48. On or about October 18, 1999, the Company issued 5,000 shares of its common stock to each of Dr. Charles Seidel and Dr. Alan Burns in exchange for services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     49. On or about October 28, 1999, the Company issued 500,000 shares of its common stock to Amram Rothman in debt conversion. Such shares were valued at $0.08 per share and were issued pursuant to the exemption from registration under Rule 504 or Regulation D. The Company relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and the Company made the required informational filing pursuant to Regulation D.

     50. On or about October 28, 1999, the Company issued 70,880 shares of its common stock to Hermes Bioscience, Inc. in exchange for research and development laboratory services. Such shares were valued at $0.05 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     51. On or about November 10, 1999, the Company issued 4,000 shares of its common stock to John Charles in exchange for services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     52. On or about December 8, 1999, the Company issued 1,000,000 shares of its common stock to Southwest Securities, Inc.in exchange for services. Such shares were valued at $0.46 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     53. On or about December 20, 1999, the Company issued 1,250,000 shares of its common stock to Dr. David Summers, the Company's Chairman and Chief Executive Officer, in debt conversion. Such shares were valued at $0.12 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     54. On or about December 20, 1999, the Company issued 600,000 shares of its common stock to Gary Ball in lieu of payment of salary. Such shares were valued at $0.10 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     55. On or about December 20, 1999, the Company issued 50,000 shares of its common stock to Dwight Cantrell in exchange for financial services. Such shares were valued at $0.50 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     56. On or about December 20, 1999, the Company issued 50,000 shares of its common stock to Roman Claudio in exchange for legal services. Such shares were valued at $0.50 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     57. On or about January 19, 2000, the Company issued 200,325 shares of its common stock to Nick Nichols in exchange for legal and patent services. Such shares were valued at $0.10 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     58. On or about February 2, 2000, the Company issued 24,000 shares of its common stock to Barbara Richardson in lieu of payment of salary and bonuses. Such shares were valued at $0.01 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     59. On or about February 2, 2000, the Company issued 50,000 shares of its common stock to Collaborative, Inc. in exchange for research and development services. Such shares were valued at $0.20 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     60. On or about February 2, 2000, the Company issued 25,000 shares of its common stock to Janet Greeson in exchange for consulting services. Such shares were valued at $0.40 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     61. On or about February 2, 2000, the Company issued 10,000 shares of its common stock to Dr. Representacoes Ltd. in exchange for legal and consulting services. Such shares were valued at $0.50 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     62. On or about February 2, 2000, the Company issued 10,000 shares of its common stock to William Lamar in exchange for services. Such shares were valued at $0.40 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     63. On or about February 9, 2000, the Company issued 10,000 shares of its common stock to each of Richard Smalling and Michel Henry in exchange for research and development consulting services. Such shares were valued at $0.10 per share and were issued pursuant to the exemption from registration under
Section 4(2) of the Securities Act of 1933, as amended.

     64. On or about February 18, 2000, the Company issued 1,820 shares of its common stock to James Regan in exchange for consulting services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     65. On or about February 18, 2000, the Company issued 33,933 shares of its common stock to Hiroko Yoshida in exchange for scientific and product development services rendered to the Company. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under
Section 4(2) of the Securities Act of 1933, as amended.

     66. On or about February 18, 2000, the Company issued 136,173 shares of its common stock to Board of Trustees of Leland and 13,457 shares of its common stock to each of John Cooke, Christopher Heeschen, Phillip Tsao, and James Jang in exchange for scientific and product development services rendered to the Company. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     67. On or about February 19, 2000, the Company issued 300,000 shares of its common stock to Geotermica, Ltd in debt conversion. Such shares were valued at $0.50 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     68. On or about March 2, 2000, the Company issued 14,000 shares of its common stock to Barbara Richardson in lieu of payment of salary. Such shares were valued at $4.80 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     69. On or about March 2, 2000, the Company issued 50,000 shares of its common stock to John Charles and 25,000 shares of its common stock to Roy Robertson in exchange for consulting services. Mr. Charles' shares were valued at $0.30 per share and Mr. Robertson's shares were valued at $7.25 per share. These shares were issued pursuant to the exemption from registration under
Section 4(2) of the Securities Act of 1933, as amended.

     70. On or about March 3, 2000, the Company issued 14,000 shares of its common stock to Barbara Richardson in lieu of payment of salary. Such shares were valued at $7.25 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     71. On or about March 7, 2000, the Company issued 1,000 shares of its common stock to each of John Sorsi Jr. and Gary Parker in exchange for promotional services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     72. On or about March 13, 2000, the Company issued 20,000 shares of its common stock to Curtis Wenger, Esq. and 25,000 shares of its common stock to each of Alexander Walker III, Esq. and Alexander Walker Jr. in exchange for legal services. Mr. Wenger's shares were valued at $0.35 per share, Mr. Walker and Mr. Walker Jr.'s shares were each valued at $6.00 per share. These shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     73. On or about March 13, 2000, the Company issued 25,000 shares of its common stock to Incubud, Inc. in exchange for promotional services. Such shares were valued at $0.25 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     74. On or about March 13, 2000, the Company issued 12,000 shares of its common stock to Sichenzia, Ross & Friedman LLP in exchange for legal services. Such shares were valued at $6.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

ITEM 27.  INDEX TO EXHIBITS

Exhibit No.       Exhibit

  3.1             Articles of Incorporation of the Company **
  3.2             Bylaws of the Company **
  4.1             Form of 8% Series A Senior Subbordinated Convertible Redeemable Debenture **
  4.2             Form of 8% Series B Senior Subbordinated Convertible Redeemable Debenture **
  4.3             Specimen Stock Certificate of the Company **
  5.1             Opinion of Sichenzia, Ross & Friedman, LLP *
10.1              Form of 2000 Stock Option Plan *
10.2              Form of Employment Agreement with Dr. David Summers *
10.3              Form of Employment Agreement with Ms. Barbara Richardson *
10.4              Form of Employment Agreement with Mr. Roy Robertson *
10.5              Form of Employment Agreement with Mr. Dr. Danilo Lasic *
10.6              Form of Subscription Agreement for Purchase of Series A 8% Cumulative Convertible Preferred Stock
10.7              Certificate to Set Forth Designations, Voting Powers, Preferences, Limitations, Restrictions and Relative
                  Rights of Series A 8% Cumulative Convertible Preferred Stock
10.8              Form of Common Stock Purchase Warrant
10.9              Lease of Company's Facility at 15001 Walden Road, Suite 108, Montgomery, Texas 77356 *
16.1              Letter on change in certifying accountant **
23.1              Consent of Ham, Langston & Brezina, LLP
23.2              Consent of Sichenzia, Ross & Friedman, LLP (included in Exhibit 5.1) *
27.1              Financial Data Schedule

-------------------------------------

*   To be filed by amendment.
** Incorporated by reference from the Registrant's Form 10-SB, filed on December 3, 1999.



ITEM 28. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     (1) To file a post-effective amendment to this Registration Statement during any period in which offers or sales are being made:

          (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act;

          (ii)to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20%
     change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement of any material change to such information in the Registration Statement.

     (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

     (3) To provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     (4) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, insofar as indemnification for liabilities arising from the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (6) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES

         Pursuant to the requirements of the Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Texas, on June 30, 2000.


               Signature                                 Title                              Date

     /s/David P. Summers                        Chief Executive Officer and                 June 30, 2000
     David P. Summers                           Chairman

     /s/Barbara J. Richardson                   Secretary and Director                      June 30, 2000
     Barbara J. Richardson

     /s/M. Dwight Cantrell                      Chief Financial Officer,                    June 30, 2000
     M. Dwight Cantrell                         Treasurer and Director

     /s/Gary R. Ball                            Director                                    June 30, 2000
     Gary R. Ball

     /s/Claudio R. Roman                        Director                                    June 30, 2000
     Claudio R. Roman